Exhibit 10.1

SECURED TERM LOAN AGREEMENT

Dated as of

December 30, 2014

among

Resolute Energy Corporation

as Borrower,

Certain of its Subsidiaries,

as Guarantors,

Bank of Montreal,

as Administrative Agent,

and

The Lenders Party Hereto

BMO Capital Markets Corp

as Sole Lead Bookrunner and Sole Lead Arranger

Barclays

and

KeyBanc Capital Markets Inc.

as Co-Syndication Agents

TABLE OF CONTENTS

		Page
ARTICLE I
DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01	Terms Defined Above	1
Section 1.02	Certain Defined Terms	1
Section 1.03	Types of Loans and Borrowings	22
Section 1.04	Terms Generally; Rules of Construction	22
Section 1.05	Accounting Terms and Determinations; GAAP	23

ARTICLE II
THE CREDITS

Section 2.01	Commitments	23
Section 2.02	Loans and Borrowings	23
Section 2.03	Interest Elections	24
Section 2.04	Funding of Borrowings	25
Section 2.05	Termination of Commitments	26
Section 2.06	Incremental Facility	26

ARTICLE III
PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01	Repayment of Loans	28
Section 3.02	Interest	28
Section 3.03	Alternate Rate of Interest	29
Section 3.04	Prepayments	29
Section 3.05	Fees	33

ARTICLE IV
PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS

Section 4.01	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	33
Section 4.02	Presumption of Payment by the Borrower	34
Section 4.03	Certain Deductions by the Administrative Agent	34
Section 4.04	Disposition of Proceeds	34

ARTICLE V
INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY

Section 5.01	Increased Costs	34
Section 5.02	Break Funding Payments	35
Section 5.03	Taxes	36
Section 5.04	Mitigation Obligations	39
Section 5.05	Illegality	40

ARTICLE VI
CONDITIONS PRECEDENT

Section 6.01	Effective Date	40

ARTICLE VII
REPRESENTATIONS AND WARRANTIES

Section 7.01	Organization; Powers	43
Section 7.02	Authority; Enforceability	43

i

Annexes, Exhibits and Schedules

Annex I	List of Commitments	Annex I - Page 1

Exhibit A	Form of Note	Exhibit A - Page 1
Exhibit B	Form of Borrowing Request	Exhibit B - Page 1
Exhibit C	Form of Interest Election Request	Exhibit C - Page 1
Exhibit D	Form of Compliance Certificate	Exhibit D - Page 1
Exhibit E	Form of Assignment and Assumption	Exhibit E - Page 1
Exhibit F	Security Instruments	Exhibit F - Page 1
Exhibit G	Increased Facility Activation Notice	Exhibit G - Page 1
Exhibit H	New Lender Supplement	Exhibit H - Page 1
Exhibit I	Account Designation Letter	Exhibit I - Page 1
Exhibit J-1	Form Of U.S. Tax Compliance Certificate (Foreign Lenders; Not Partnerships)	Exhibit J-1 - Page 1
Exhibit J-2	Form Of U.S. Tax Compliance Certificate (Foreign Participants; Not Partnerships)	Exhibit J-2 - Page 1
Exhibit J-3	Form Of U.S. Tax Compliance Certificate (Foreign Participants; Partnerships)	Exhibit J-3 - Page 1
Exhibit J-4	Form Of U.S. Tax Compliance Certificate (Foreign Lenders; Partnerships)	Exhibit J-4 - Page 1

Schedule 1.02	Approved Counterparties	Schedule 1.02 - Page 1
Schedule 7.03	Post-Closing Consents	Schedule 7.03 - Page 1
Schedule 7.05	Litigation	Schedule 7.05 - Page 1
Schedule 7.15	Subsidiaries and Partnerships	Schedule 7.15 - Page 1
Schedule 7.16	Locations, Jurisdictions of Organization and Organization Numbers	Schedule 7.16 - Page 1
Schedule 7.17	Properties	Schedule 7.17 - Page 1
Schedule 7.19	Gas Imbalances
Schedule 7.20	Marketing Contracts	Schedule 7.20 - Page 1
Schedule 7.21	Hedging Agreements	Schedule 7.21 - Page 1
Schedule 7.26	Deposit Accounts and Securities Accounts	Schedule 7.26 - Page 1
Schedule 9.05	Investments	Schedule 9.05 - Page 1

This SECURED TERM LOAN AGREEMENT, dated as of December 30, 2014, is among Resolute Energy Corporation, a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower as guarantors, each of the Lenders from time to time party hereto and Bank of Montreal, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A. The Borrower has requested that each Lender party hereto make Initial Term Loans in a stated principal amount opposite its name on Annex I in an aggregate principal amount of $150,000,000.00.

B. The Lenders have agreed to make such Initial Term Loans subject to the terms and conditions of this Agreement.

C. In consideration of the mutual covenants and agreements herein contained and of the loans, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01 Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Account Designation Letter” means the Notice of Account Designation Letter dated the date hereof from the Borrower to the Administrative Agent in substantially the form attached hereto as Exhibit I.

“Additional Oil and Gas Assets” means (a) Oil and Gas Properties, (b) Gathering Systems and other improvements, infrastructure, equipment and fixtures used in connection with the exploration, exploitation, development, or operation of Oil and Gas Properties or the production, treatment, handling, gathering, transportation, processing, and disposition of hydrocarbons and associated products, (c) Investments in joint ventures that own any assets described in clauses (a) or (b) to the extent permitted by Section 9.05(i), and (d) Equity Interests acquired from third parties in Persons that own any assets described in clauses (a) or (b) and that become Guarantors as provided in Section 8.14 promptly following such acquisition.

“Additional Test Date” has the meaning assigned to such term in Section 9.01(d).

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of one percent (1%)) equal to the greater of (a) 1.0% and (b) (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate.

“Adjusted PV10” means, as of any date of determination, an amount equal to the PV10 of the Oil and Gas Properties of the Borrower and the Guarantors as of the most recent date for which a Reserve Report has been prepared and delivered to the Administrative Agent, as such PV10 may have been thereafter adjusted to reflect any Transfers and any acquisitions of Oil and Gas Properties and any reserve additions relating to newly drilled wells that were not included (or were incompletely included) in such Reserve Report.

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Loans” has the meaning assigned to such term in Section 5.05.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” or “Agents” means the Administrative Agent.

“Agreement” means this Secured Term Loan Agreement, as the same may from time to time be amended, restated, modified, supplemented or otherwise modified.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus one half of one percent ( 1⁄2 of 1%), and (c) the Adjusted LIBO Rate for a one month Interest Period beginning on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus one percent (1%). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Aneth Field” means the oil and gas field known as the Aneth Field, located in San Juan County, Utah, consisting of the Aneth Unit, the McElmo Creek Unit and the Ratherford Unit.

“Annual Budget” means a budget for the applicable year in form and substance acceptable to the Lead Investor (such acceptance not to be unreasonably withheld), that shall describe the anticipated capital, operating and restricted payment expenditures (including dividends on equity issuances) of the Loan Parties.

“Anti-Terrorism Laws” has the meaning assigned to such term in Section 7.24.

“Applicable Margin” means (i) with respect to any ABR Loan, 9.0% per annum or (ii) with respect to any Eurodollar Loan, 10.0% per annum.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Loans represented by the Loan held by such Lender.

“Approved Counterparty” means any (a) any First Lien Lender or any Person who is an Affiliate of a First Lien Lender, (b) Person whose long term senior unsecured debt rating at the time of entry into the applicable Hedging Agreement is A-/A3 by S&P or Moody’s (or their equivalent) or higher, or (c)

with regard to Hedging Agreements in respect of commodities, and subject to the conditions set forth therein, any other Person listed on Schedule 1.02.

“Approved Fund” means (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Approved Petroleum Engineers” means Netherland Sewell & Associates, Inc., Cawley, Gillespie and Associates, Inc., Ryder Scott Co. LP, DeGolyer and MacNaughton, or any other independent petroleum engineers proposed by the Borrower and reasonably acceptable to the Lead Investor.

“Asset Sale Prepayment Amount” has the meaning given to such term in Section 3.04(c).

“Asset Sale Prepayment Percentage” means, with respect to any Transfer of Property, Liquidation or Casualty Event requiring a mandatory prepayment under Section 3.04(c), (i) if no Default or Event of Default is then continuing, 75%, or (ii) if a Default or Event of Default is then continuing, 100%, provided that, notwithstanding the preceding clause (i), if, after giving effect to such Transfer, Liquidation or Casualty Event and after also giving effect to the proposed reinvestment of the proceeds thereof as contemplated in Section 3.04(c), the Proved Reserves Coverage Ratio is less than 1.75:1.00, the Proved Developed Reserves Coverage Ratio is less than 1.25:1.00, or the Total Net Secured Leverage Ratio is greater than 3.0 to 1.0, then the Asset Sale Prepayment Percentage with respect to such Transfer of Property, Liquidation or Casualty Event shall be 100%.

“Arranger” means BMO Capital Markets Corp. in its capacities as sole lead bookrunner and sole lead arranger hereunder.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit E or any other form approved by the Administrative Agent.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrower” has the meaning assigned to such term in the introductory paragraph.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means, at any time, an amount equal to a conforming borrowing base determined in good faith by the commercial bank lenders under the First Lien Revolving Credit Agreement utilizing their usual and customary oil and gas lending criteria as they exist at such time.

“Borrowing Request” means the request by the Borrower for a Borrowing on the Effective Date in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.

“BWNR” means BWNR, LLC, a Delaware limited liability company.

“Capital Leases” means, in respect of any Person, all leases that shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Cash Equivalents” means:

(a) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof.

(b) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s.

(c) demand deposits, and time deposits maturing within one year from the date of creation thereof, with, or issued by any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of at least A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively.

(d) deposits in money market funds at least 95% of whose assets are cash and Investments described in the preceding clauses (a), (b) and (c).

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Loan Parties having a fair market value in excess of $5,000,000.

“Change in Control” means (a) a majority of the board of directors of the Borrower ceases to be composed of individuals (i) who were members of such board on the Effective Date, (ii) whose election or nomination to such board was approved by individuals referred to in clause (i) above constituting at the time such election or nomination at least a majority of such board, or (iii) whose election or nomination to such board was approved by individuals referred to in clause (i) or (ii) above constituting at the time of such election or nomination at least a majority of such board, (b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan) shall acquire beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the SEC under the Securities Exchange Act of 1934, as amended, and including holding proxies to vote for the election of directors other than proxies held by the Borrower’s management or their designees to be voted in favor of persons nominated by the Borrower’s board of directors) of thirty-five percent (35%) or more of the outstanding voting securities of the Borrower, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in the elections for directors of the Borrower) or (c) all or substantially all of the assets of the Borrower and its Restricted Subsidiaries are Transferred (it being understood and agreed that a sale of the assets of Borrower and its Restricted Subsidiaries in the Aneth Field shall not be considered a sale of substantially all of the assets of the Borrower and its Restricted Subsidiaries).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority or compliance by any Lender (or, for purposes of Section 5.01(b)), by any lending office of such Lender or by such Lender’s holding company, if any) with any such request, rule, guideline or directive; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“CLO” means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Collateral” means any Property of a Loan Party that is subject to the Liens now or hereafter existing under the terms of one or more Security Instruments.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Initial Term Loans and “Commitments” means the aggregate amount of the Commitments of all the Lenders to make Initial Term Loans, in each case, as the same is terminated pursuant to Section 2.06. The aggregate Commitments of the Lenders to make Initial Term Loans on the Effective Date is $150,000.000.00.

“Company Materials” has the meaning assigned to such term in Section 8.01.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Net Income” means with respect to the Borrower and its Consolidated Restricted Subsidiaries, for any period, the net income (or loss) of the Borrower and its Consolidated Restricted Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Borrower or its Consolidated Restricted Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and its Consolidated Restricted Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or any Consolidated Restricted Subsidiary; (b) the net income (but not loss) during such period of any Consolidated Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Restricted Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument (other than the Loan Documents) or Governmental Requirement applicable to such Consolidated Restricted Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (d) any extraordinary gains or losses during such period; (e) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or writedowns of assets; (f) any writeups or writedowns of non-current assets; and (g) non-cash gain and loss under FAS133; and provided further that if the Borrower or any of its Consolidated Restricted Subsidiaries shall acquire or dispose of any Property during such period, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition or disposition, as if such acquisition or disposition had occurred on the first day of such period.

“Consolidated Net Tangible Assets” means, as of any date of determination, (a) the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date minus (b) the sum of all amounts that would, in accordance with GAAP, be set forth opposite the captions “goodwill” or other intangible asset categories (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date.

“Consolidated Restricted Subsidiaries” means any Restricted Subsidiaries that are Consolidated Subsidiaries.

“Consolidated Subsidiaries” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly twenty percent (20%) or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Cooperative Agreement” means that certain Cooperative Agreement between Resolute Aneth and NNOG, dated October 22, 2004, as amended by that certain First Amendment to Cooperative Agreement, dated October 21, 2005, as the same may, from time to time, be amended, modified, supplemented or restated as permitted by the terms of such agreement.

“Current Rolling Hedge Period” has the meaning assigned to such term in Section 8.18.

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services (excluding accounts payable incurred in the ordinary course of business which are not greater than ninety (90) days past the date of invoice or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP); (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in respect of which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or condition of others or to purchase the Debt or Property of others for such purpose; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (k) Disqualified Capital Stock; and (l) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the Maturity Date.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“EBITDA” means, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) the following expenses or charges to the extent deducted from Consolidated Net Income in such period: (i) interest, (ii) income and franchise taxes, and (iii) depreciation, depletion, amortization, and other non-cash charges, minus (c) all non-cash income added to Consolidated Net Income.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment or the preservation or reclamation of natural resources, in effect in any and all jurisdictions in which any Loan Party or any Subsidiary is conducting or at any time has conducted business, or where any Property of any Loan Party or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements. For the purposes of this definition, Section 7.06 and Section 8.10, the term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “release” (or “threatened release”) shall have the meanings specified in CERCLA, the terms “solid waste” and “disposal” (or “disposed”) shall have the meanings specified in RCRA and the term “oil and gas waste” shall have the meaning specified in Section 91.1011 of the Texas Natural Resources Code (“Section 91.1011”); provided, however, that (a) in the event either OPA, CERCLA, RCRA or Section 91.1011 is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of any Loan Party or any Subsidiary is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste,” “disposal” or “oil and gas waste” which is broader than that specified in either OPA, CERCLA, RCRA or Section 91.1011, such broader meaning shall apply.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statutes, and all regulations and guidances promulgated thereunder.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with a Loan Party would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“ERISA Event” means (a) a “Reportable Event” described in section 4043 of ERISA, other than a Reportable Event as to which the provisions of thirty (30) days notice to the PBGC is expressly waived under applicable regulations, (b) the withdrawal of a Loan Party or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) receipt of a notice of withdrawal liability pursuant to Section 4202 of ERISA or (f) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 10.01.

“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens that arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by a Loan Party or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory, customary or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account in favor of the depository institution or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by a Loan Party to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no legal action to enforce such Lien has been commenced; and (i) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases (including Synthetic Leases) entered into by the Borrower and the Subsidiaries in the ordinary course of business covering only the Property under lease; provided further that no intention to subordinate the priority of the Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Excluded Taxes” means, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of a Loan Party hereunder or under any other Loan Document, (a) income or franchise Taxes (however denominated) imposed on (or measured by) its net income by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which a Loan Party is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 5.04(b)), any U.S. federal withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 5.03(f), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(a) or Section 5.03(c) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Excluded Transfer” means (a) any Transfer of Oil and Gas Properties for which no net cash purchase price is paid to the Borrower or any of its Subsidiaries (it being acknowledged, for the avoidance of doubt, that any such net cash purchase price does not include any consideration received in the form of wells drilled pursuant to farmout agreements, expenses paid pursuant to carried interests, interests acquired pursuant to pooling or unitization agreements, and similar forms of non-cash consideration), and (b) any Transfer permitted under Section 9.12(c) for which the cash purchase price paid (or the aggregate cash purchase price paid, in the case of a series of Transfers that are part of the same transaction) is less than $2,500,000.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and any rules or regulations promulgated pursuant thereto.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of one percent (1%)) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, New York or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of one percent (1%)) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Covenants” means the covenants contained in Section 9.01.

“Financial Officer” means, for any Person, the chief financial officer or chief accounting officer of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

“Financial Statements” means the financial statement or statements of the Borrower and its Subsidiaries referred to in Section 7.04(a).

“First Lien Administrative Agent” means Wells Fargo Bank, National Association, in its capacity as administrative agent (under the First Lien Revolving Credit Agreement and any successor in such capacity).

“First Lien Cap” means the greater of (i) the Borrowing Base as in effect on the Effective Date and (ii) $500,000,000 less the aggregate principal amount of the Loans from time to time outstanding.

“First Lien Debt” means all Indebtedness (as defined in the First Lien Revolving Credit Agreement) of the Borrower and its Subsidiaries.

“First Lien Documents” means the First Lien Revolving Credit Agreement and any other “Loan Documents” (as defined in the First Lien Revolving Credit Agreement, or the equivalent term in any replacement or refinancing of the First Lien Revolving Credit Agreement), in each case, together with all amendments, modifications and supplements thereto and restatements thereof.

“First Lien Revolving Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of March 30, 2010 (as hereafter amended, supplemented, modified, restated,

refinanced or replaced from time to time as permitted by the Intercreditor Agreement); provided, that the First Lien Revolving Credit Agreement shall be, at all times, a reserve-based revolving bank facility provided by commercial lenders with a borrowing base determined in accordance with customary oil and gas lending criteria (i) with industry standard terms for a reserve-based revolving bank facility (such terms not to include any call protection or any issuance of equity, conveyance of real property or similar “kicker” or other mechanism to increase the yield received by the lenders thereunder)) and (ii) pricing not to exceed, after including any original issue discount, upfront or similar fees, a yield greater than LIBOR plus five percent (5.0%), with no more than two percent (2.0%) of such yield attributable to original issue discount or other applicable fees).

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Gathering System” means a functioning gathering system owned by the Borrower and its Restricted Subsidiaries constituting gathering lines, equipment and fixtures used to gather and transport natural gas from leases to a processing plant or pipeline interconnection and the rights of way and easements on which such gathering lines, equipment and fixtures are located, provided that “Gathering System” does not include (a) any rights of way or easements until gathering lines located thereon are connected to a functioning gathering system, (b) any rights of way and easements that are abandoned or otherwise returned to the grantor thereof, (c) any items of equipment or fixtures that are removed from and no longer used in a functioning gathering system, and (d) any Oil and Gas Properties.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Loan Parties, any Subsidiary, any of their Properties, any Agent or any Lender.

“Governmental Requirement” means any applicable law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Guarantors” means each Domestic Subsidiary of the Borrower that guarantees the Indebtedness pursuant to Section 8.14(b). Each Subsidiary of the Borrower that guarantees the First Lien Revolving Credit Agreement shall be a Guarantor hereunder.

“Guaranty and Collateral Agreement” means the Guaranty and Collateral Agreement executed by the Loan Parties, in a form reasonably approved by the Administrative Agent and its counsel (a) unconditionally guarantying, on a joint and several basis by the Guarantors, payment of the Indebtedness and (b) grant Liens and a security interest on the Borrower’s and the Guarantors’ personal property constituting “collateral” as defined therein in favor of the Administrative Agent for the benefit of the Lenders to secure the Indebtedness, as the same may be amended, modified or supplemented from time to time.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Loan Parties shall be a Hedging Agreement.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws, which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Increased Facility Activation Date” means any Business Day on which the Borrower and any Lender shall execute and deliver to the Administrative Agent an Increased Facility Activation Notice pursuant to Section 2.07(a).

“Increased Facility Activation Notice” means a notice substantially in the form of Exhibit G.

“Increased Facility Closing Date” means any Business Day designated as such in an Increased Facility Activation Notice.

“Incremental Term Lenders” means (a) on any Increased Facility Activation Date relating to Incremental Term Loans, the Lenders signatory to the relevant Increased Facility Activation Notice and (b) thereafter, each Lender that is a holder of an Incremental Term Loan.

“Incremental Term Loans” means any Loans made pursuant to Section 2.07(a).

“Indebtedness” means the Loans, all accrued and unpaid interest and premium, if any, thereon and any and all other amounts owing or to be owing (including interest accruing at any post-default rate and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) by a Loan Party (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising) to any Agent or any Lender under any Loan Document and all renewals, extensions and/or rearrangements thereof.

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 12.03(b).

“Information” has the meaning assigned to such term in Section 12.11.

“Initial Reserve Reports” means (a) the report dated as of January 28, 2014, audited by Netherland Sewell & Associates, Inc., with respect to certain Oil and Gas Properties of the Loan Parties as of December 31, 2013 and (b) the report (consisting of a lender presentation and accompanying materials) dated as of November 12, 2014, prepared by the chief reserve engineer of the Borrower, with respect to certain Oil and Gas Properties of the Loan Parties as of June 30, 2014.

“Initial Term Loans” means the Loans made to the Borrower on the Effective Date.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated the date hereof among the Borrower, the Guarantors, the First Lien Administrative Agent and the Administrative Agent, as amended from time to time in accordance with the terms thereof, and any successor intercreditor agreement as contemplated in such Intercreditor Agreement with respect to any Permitted Refinancing.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, twelve months) thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes of this definition, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing, (c) the initial Interest Period shall commence on the Effective Date and end on the date selected by the Borrower in accordance with the terms hereof and, unless the Loans have been prepaid, the final Interest Period shall end on the Maturity Date and (d) the initial Interest Period for any Incremental Term Loan shall commence on the relevant Increased Facility Closing Date and end on the next succeeding Interest Payment Date.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any commitment to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale) or any capital contribution to any other Person; (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person); (c) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold, and including the issuance of a letter of credit for the account of such Person) with respect to, Debt of any other Person or with respect to Debt or other liability of any Unrestricted Subsidiary and (without duplication) any amount committed to be advanced, lent or extended to such other Person; or (d) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit of such other Person.

“Lead Investor” refers collectively, at any time in question, to those Lenders under this Agreement that, at such time, are funds and accounts managed and/or advised by Highbridge Principal Strategies LLC and for whom Highbridge Principal Strategies LLC (or any of its Affiliates) has signature authority.

“Lenders” means the lenders signatory to this Agreement and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR01 which displays an average ICE Benchmark Administration Interest Settlement Rate (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rates) providing rate quotations comparable to those currently provided on such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $1,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, (b) production payments and the like payable out of Oil and Gas Properties, and (c) easements, restrictions, servitudes, permits, conditions, covenants, encroachments, exceptions or reservations. For the purposes of this Agreement, any Loan Party shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Liquidate” means, with respect to any Hedging Agreement, the sale, assignment, novation, unwind or termination of all or any part of such Hedging Agreement; provided that for purposes of this definition, a Hedging Agreement shall not be deemed to have been Liquidated if, (a) such Hedging Agreement is novated from the existing counterparty to an Approved Counterparty, with the Borrower or a Restricted Subsidiary being the “remaining party” for purposes of such novation, or (b) upon its termination, it is replaced, in a substantially contemporaneous transaction, with one or more Hedging Agreements with approximately the same mark-to-market value and without cash payments to the Borrower or any Restricted Subsidiary in connection therewith. The terms “Liquidated” and “Liquidation” have correlative meanings thereto.

“‘Liquidity and Compliance Requirements’ means at any time that (and the Liquidity and Compliance Requirements are satisfied at any time when) all of the following conditions exist after giving effect to any Borrowing Base reduction that may be required at such time under the First Lien Credit Agreement as a result of any Transfer, Liquidation, Casualty Event, or other concurrent event:

(a) the outstanding credit exposures under the First Lien Credit Agreement (i.e., the total credit exposures of the lenders and the issuing bank under the First Lien Credit Agreement with respect to outstanding loans and drawn and undrawn letters of credit) are less than or equal to the Borrowing Base under the First Lien Credit Agreement, and the net cash proceeds of any such Transfer, Liquidation, Casualty Event or other concurrent event are not otherwise required by the First Lien Credit Agreement to be used to pay the Obligations (as defined in the First Lien Credit Agreement);

(b) the sum of (i) the Loan Parties’ unrestricted cash and Cash Equivalents plus the amount of such Borrowing Base minus (ii) such total credit exposures under the First Lien Credit Agreement equals or exceeds an amount (in this definition, the “liquidity amount”) equal to 25% of such Borrowing Base, provided that in no event shall the liquidity amount be less than $25,000,000 or more than $70,000,000;

(c) no Default or Event of Default exists, as such terms are defined in the First Lien Credit Agreement; and

(d) the Loan Parties are in pro forma compliance with the financial covenants set forth in Section 9.01 under the First Lien Credit Agreement, after giving effect to any payments made or to be made at such time under this Agreement or the First Lien Credit Agreement.

“Loan Documents” means this Agreement, the Notes, the Intercreditor Agreement and the Security Instruments.

“Loan Parties” means, without duplication, the Borrower, each Guarantor and each Restricted Subsidiary.

“Loans” means the term loans made by each Lender to the Borrower pursuant to this Agreement including the Initial Term Loans and any Incremental Term Loans.

“Majority Initial Lenders” means, collectively (i) Lenders holding more than fifty percent (50.0%) of the outstanding aggregate principal amount of the Initial Term Loans and (ii) the Lead Investor.

“Majority Lenders” means, at any time while no Loans are outstanding, (i) Lenders having more than fifty percent (50.0%) of the Commitments of all Lenders and (ii) the Lead Investor, and at any time while any Loans are outstanding, (i) Lenders holding more than fifty percent (50.0%) of the outstanding aggregate principal amount of the Loans and (ii) the Lead Investor.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, Property, liabilities (actual or contingent) or condition (financial or otherwise) of the Loan Parties taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to the Administrative Agent, any other Agent or any Lender under any Loan Document.

“Material Debt” means (a) Debt (other than the Loans) or obligations in respect of one or more Hedging Agreements, of any one or more of the Loan Parties in an aggregate principal amount exceeding

$5,000,000, (b) the First Lien Debt and (c) the Senior Notes. For purposes of determining Material Debt, the “principal amount” of the obligations of a Loan Party in respect of any Hedging Agreement at any time shall be the aggregate amount (giving effect to any netting agreements) that the Loan Party would be required to pay if such Hedging Agreement were Liquidated at such time.

“Maturity Date” means the earlier of (i) the date that is six months following the maturity date of the First Lien Revolving Credit Agreement, as such maturity date is extended from time to time, and (ii) November 1, 2019.

“MOIC” and “MOIC Amount” have the meanings given to such terms in Section 3.04(d).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgage” means each mortgage, deed of trust or any other document creating and evidencing a Lien on real or immovable Property and other Property to secure the Indebtedness, which shall be in a form reasonably satisfactory to the Administrative Agent, as the same may be amended, modified, supplemented or restated from time to time in accordance with the Loan Documents.

“Mortgage Threshold” means (a) prior to the Mortgage Threshold Date, 80%, and (b) on and after the Mortgage Threshold Date, 90%.

“Mortgage Threshold Date” means the date that is 45 days after the Effective Date, as such date may be extended from time to time by the Administrative Agent in its sole discretion.”

“Mortgaged Property” means any real Property and associated personal Property owned by a Loan Party that is subject to a Mortgage.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in section 3(37) or 4001 (a)(3) of ERISA.

“NNOG” means Navajo Nation Oil and Gas Company, a federally chartered corporation.

“Net Cash Proceeds” means (a) in the case of any Transfer or Liquidation, the amount equal to the gross cash proceeds received by the Borrower or any Restricted Subsidiary from such Transfer or Liquidation less each of the following (without duplication): (i) the amount utilized to repay First Lien Debt as required in the First Lien Documents with a corresponding reduction in the Borrowing Base or a permanent reduction of any other Debt secured by the asset subject of such Transfer, (ii) commissions, broker’s fees, legal, accounting and other professional fees and expenses, and other usual and customary transaction costs and transaction taxes, including, without limitation, indemnification and other post-closing obligations and reserves related to any such Transfer or Liquidation, in each case only to the extent paid, reserved or payable by a Loan Party in cash and related to such Transfer or Liquidation, respectively, provided that such amounts shall not exceed 7.5% of the gross cash proceeds received with respect to such Transfer or Liquidation, and (iii) all amounts paid for the early termination of Hedging Agreements required as a result of such Transfer; and (b) in connection with any issuance of any Debt, the gross cash proceeds received from such issuance net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith provided that such amount does not exceed 5% of the gross proceeds of such issuance of Debt. For the avoidance of doubt, the above reference to a permanent reduction in a commitment does not limit the ability of the Borrower to subsequently incur Debt otherwise permitted under this Agreement including the ability of the Borrower to borrow under the First

Lien Revolving Credit Agreement up to the full amount of the Borrowing Base as redetermined from time to time. If a Liquidation requires Borrower or any Restricted Subsidiary to make cash payments, any such payments will be Net Cash Proceeds with a negative value.

“New Lender” has the meaning assigned to such term in Section 2.07(b).

“Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“NYMEX Pricing” shall mean, as of any date of determination with respect to any month (i) for crude oil, the closing settlement price for the Light, Sweet Crude Oil futures contract for each month, and (ii) for natural gas, the closing settlement price for the Henry Hub Natural Gas futures contract for such month, in each case as published by New York Mercantile Exchange (NYMEX) on its website currently located at www.nymex.com, or any successor thereto (as such price may be corrected or revised from time to time by the NYMEX in accordance with its rules and regulations).

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. As used herein, “proved Oil and Gas Properties” means Oil and Gas Properties to which, as of the time in question, proved reserves of oil or gas have been attributed in the then most recent Reserve Report.

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-US jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, documentary, court, intangible, recording, filing or similar Taxes or any other excise or Property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.04).

“Participant” has the meaning assigned to such term in Section 12.04(c)(i).

“Participant Register” has the meaning assigned to such term in Section 12.04(c)(iii).

“Patriot Act” has the meaning assigned to such term in Section 12.15.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Refinancing” means any Refinancing (as defined in the Intercreditor Agreement) of the First Lien Debt that is permitted by the Intercreditor Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which is subject to Title IV of ERISA and which (a) is currently or hereafter sponsored, maintained or contributed to by a Loan Party or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by a Loan Party or a Subsidiary or an ERISA Affiliate.

“Platform” has the meaning assigned to such term in Section 8.01.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its office in New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate; it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proved Developed Reserves Coverage Ratio” means the ratio of (a) the Adjusted PV10 for the Borrower and its Subsidiaries attributable to Proved Developed Reserves to (b) Total Secured Debt.

“Proved Reserves” means “Proved Reserves” as defined in the Definitions for Oil and Gas Reserves (in this paragraph, the “Definitions”) promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question. “Proved Developed Producing Reserves” means Proved Reserves which are categorized as both “Developed” and “Producing” in the Definitions, “Proved Developed Reserves” means Proved Reserves which are categorized as “Developed” in the Definitions. “Proved Developed Nonproducing Reserves” means Proved Reserves which are categorized as both “Developed” and “Nonproducing” in the Definitions, and “Proved Undeveloped Reserves” means Proved Reserves which are categorized as “Undeveloped” in the Definitions.

“Proved Reserves Coverage Ratio” means the ratio of (a) the Adjusted PV10 for the Borrower and its Subsidiaries to (b) Total Secured Debt.

“Public Lender” has the meaning assigned to such term in Section 8.01.

“PV10” means, as of any date of determination for the Borrower and the Guarantors, the present value of estimated future revenues less severance and ad valorem taxes, operating, gathering and other expenses and capital expenditures from the production of Proved Reserves from their Oil and Gas Properties, calculated (a) using, to the extent of the notional volumes covered thereby, the prices under Hedging Agreements with Approved Counterparties then in effect, and otherwise using the five-year Strip Price on such date of determination, in each case adjusted for any basis differential, quality and gravity, (b) using costs as of the date of estimation without future escalation, without giving effect to non-property related expenses such as general and administrative expenses, debt service, future income tax expense and depreciation, depletion and amortization, (c) discounted using an annual discount rate of 10%, and (d) to the extent not otherwise specified in the preceding clauses of this sentence, using reasonable economic assumptions consistent with such clauses.

“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment or defeasance (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.

“Register” has the meaning assigned to such term in Section 12.04(b)(iv).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Remedial Work” has the meaning assigned to such term in Section 8.10(a).

“Reserve Report” means a report, in form and substance reasonably satisfactory to the Lead Investor, setting forth, as of each January 1st or July 1st (or such other date in the event of an interim redetermination or an Additional Test Date pursuant to Section 9.01) the oil and gas reserves attributable to the proved Oil and Gas Properties of the Loan Parties (or as for interim redetermination or an Additional Test Date pursuant to Section 9.01, the proved Oil and Gas Properties of the Loan Parties acquired since the last redetermination of the Borrowing Base), together with a projection of the rate of production and future net income, taxes, operating expenses, transportation expenses and capital expenditures with respect thereto as of such date, based upon assumptions consistent with SEC reporting requirements.

“Resolute Aneth” means Resolute Aneth, LLC, a Delaware limited liability company.

“Resolute Wyoming” means Resolute Wyoming, Inc., a Delaware corporation.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the Chief Operating Officer, the President, any Financial Officer or any Senior Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein means a Responsible Officer of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in a Loan Party or a Subsidiary, any return of capital to the owners of such Equity Interests in a Loan Party or a Subsidiary, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in a Loan Party or a Subsidiary or any option, warrant or other right to acquire any such Equity Interests in a Loan Party or a Subsidiary.

“Restricted Subsidiaries” means all Subsidiaries of the Borrower that are not Unrestricted Subsidiaries. “SEC” means the U.S. Securities and Exchange Commission or any successor Governmental Authority.

“Sanctioned Country” means, at any time, a country or territory which itself is the subject or target of any Sanctions.

“Sanctioned Person” means (a) a Person named on (i) the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time or (ii) any other Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of the Treasury, the U.S. Department of Commerce or the U.S. Department of State, (b) an agency of the government of a Sanctioned Country, (c) an organization controlled by a Sanctioned Country, or (d) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC, the U.S. Department of the Treasury, the U.S. Department of Commerce or the U.S. Department of State.

“Security Instruments” means any Guaranty and Collateral Agreement, Mortgages, security agreements, pledge agreements, deposit account control agreements and securities account control agreements, the Subordination Agreement and any and all other agreements, instruments, certificates or certificates now or hereafter executed and delivered by any Loan Party or any other Person (other than Hedging Agreements with the Lenders or any Affiliate of a Lender or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) to guarantee or provide security for the payment or performance of the Indebtedness or this Agreement, as such agreements may be amended, modified, supplemented or restated from time to time.

“Senior Liens” means the Liens securing the First Lien Debt to the extent permitted by the Intercreditor Agreement.

“Senior Notes” means the Borrower’s $400.0 million 8.50% Senior Notes due 2020.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Strip Price” shall mean, at any time, (a) for the remainder of the current calendar year, the average NYMEX Pricing for the remaining contracts in the current calendar year, (b) for each of the succeeding four complete calendar years, the average NYMEX Pricing for the twelve months in each such calendar year, and (c) for the succeeding fifth complete calendar year, and for each calendar year thereafter, the average NYMEX Pricing for the twelve months in such fifth calendar year.

“Subordination Agreement” means that certain Subordination Agreement, dated as of the date hereof, among the Administrative Agent (acting on behalf of the Lenders), Resolute Aneth and NNOG in which NNOG subordinates certain of its rights under the Cooperative Agreement to the rights of the Lenders under the Loan Documents, and as the same may, from time to time, be amended, modified, supplemented or restated as permitted by the terms of this Agreement.

“Subsidiary” means, with respect to any Person (the “parent”), any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person or, in the case of a partnership, constituting a majority of the outstanding voting general partnership interests of such Person (in each case irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the parent or one or more Subsidiaries of the parent or by the parent and one or more of the Subsidiaries of the parent. Unless otherwise specified, references herein to any “Subsidiary” refer to a Subsidiary of the Borrower.

“Synthetic Leases” means, in respect of any Person, all leases which, in accordance with GAAP, have been, or should have been, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which have been, or should have been, properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), assessment or fees imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Net Secured Leverage Ratio” means as of any date of determination the ratio of (a) Total Secured Debt minus the lesser of (i) $50,000,000 and (ii) unrestricted and unencumbered cash and Cash Equivalents on the consolidated balance sheet of the Borrower to (b) EBITDA.

“Total Secured Debt” means as of any date of determination the principal amount of all Debt of the Borrower and its Consolidated Restricted Subsidiaries that is outstanding on such date and is allowed under subsections (a) and (i) of Section 9.02.

“Transactions” means the execution, delivery and performance of this Agreement and each other Loan Document, the borrowing of Loans under this Agreement, the use of the proceeds of such Loans, the grant of Liens on Collateral and other Properties pursuant to the Security Instruments and an amendment to the First Lien Credit Agreement, to be dated on or before the date hereof.

“Transfer” has the meaning assigned to such term in Section 9.12.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.

“UCC” means the Uniform Commercial Code in effect from time to time in the State of New York.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower (a) that is designated as such on Schedule 7.15, (b) which the Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 9.20, or (c) that is a Subsidiary of another Unrestricted Subsidiary.

“U.S. Person”: a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 5.03(e).”

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries of the Borrower or by the Borrower and one or more of its Wholly-Owned Subsidiaries.

“Withholding Agent” means the Borrower, any Guarantor or the Administrative Agent.

“WYNR” means WYNR, LLC, a Delaware limited liability company.

Section 1.03 Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

Section 1.04 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.05 Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Agents or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited Financial Statements delivered pursuant to Section 7.04(a)(i) except for changes in which Borrower’s independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

ARTICLE II

THE CREDITS

Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make a Loan to the Borrower on the Effective Date in an aggregate principal amount equal to such Lender’s Commitment, provided that the Loans shall be subject to an upfront fee in an amount equal to five percent (5.0%) of par, payable to all Lenders as of the Effective Date, which fee may be netted against the Loans advanced by each Lender. (The Lead Investor may also charge an additional fee or discount, as agreed to with the Borrower.) The Commitments are not revolving and amounts repaid or prepaid may not be re-borrowed under any circumstance.

Section 2.02 Loans and Borrowings.

(a) Borrowings; Several Obligations. The Loans shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments on the Effective Date. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than one (1) Eurodollar Borrowing outstanding (except that additional Interest Periods may apply to Incremental Term Loans as provided in the definition of “Interest Period”). Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(d) Notes. Any Lender may request that Loans made by it be evidenced by a single promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender or its registered assigns in substantially the form of Exhibit A, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement and (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, payable to such Lender or its registered assigns in a principal amount equal to the Loan held by such Lender on such date, and otherwise duly completed. If the amount of any Lender’s Loan is decreased for any reason (whether pursuant to Section 12.04(b) or otherwise), the Borrower shall upon request deliver or cause to be delivered on the effective date of such decrease, a new Note payable to any Lender who requested a Note hereunder in a principal amount equal to the amount of any Lender’s Loan after giving effect to such decrease, and otherwise duly completed, and such Lender agrees to promptly thereafter return the previously issued Note held by such Lender marked canceled or otherwise similarly defaced. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender that receives a Note, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be recorded by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone or by written Borrowing Request in substantially the form of Exhibit B and signed by the Borrower (a “written Borrowing Request”), not later than 12:00 noon, New York, New York time, three (3) Business Days before the date of the proposed Borrowing. Each telephonic and written Borrowing Request shall be irrevocable and each telephonic Borrowing Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be the Effective Date;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be the period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. Each Borrowing Request shall constitute a representation that the amount of the requested Borrowing shall not cause (a) the aggregate amount of the Loans to exceed the total Commitments. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Interest Elections.

(a) Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified pursuant to Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone or by a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower (a “written Interest Election Request”) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each telephonic and written Interest Election Request shall be irrevocable and each telephonic Interest Election Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent.

(c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing: (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.05 Funding of Borrowings.

(a) Funding by Lenders. Each Lender shall make its Loan on the Effective Date by wire transfer of immediately available funds by 2:00 p.m., New York, New York time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting or wire transferring the amounts so received, in like funds, to one or more accounts designated by the Borrower in the applicable Borrowing Request.

(b) Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the Effective Date that such Lender will not make available to the Administrative Agent such Lender’s Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Loans available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.06 Termination of Commitments. The Commitments shall terminate on the earlier of (a) the funding of the Loans by the Lenders or (b) 3:00 p.m. New York City time on December 31, 2014.

Section 2.07 Incremental Facility.

(a) General. The Borrower and any one or more Lenders (including New Lenders) may from time to time agree that such Lenders shall make Incremental Term Loans by executing and delivering to the Administrative Agent an Increased Facility Activation Notice specifying (i) the amount of such increase, (ii) the applicable Increased Facility Closing Date and (iii) (A) the amortization schedule and maturity date for such Incremental Term Loans, which shall comply with this Section 2.07 and Section 3.01(b), and (B) the Applicable Margin for such Incremental Term Loans; provided, that if the Applicable Margin (calculated for both the Incremental Term Loans and the Initial Term Loans, including any interest rate floors) in respect of any Incremental Term Loans exceeds the Applicable Margin for the Initial Term Loans, then the Applicable Margin for the Initial Term Loans shall be increased so that the Applicable Margin in respect of the Initial Term Loans is the same as the Applicable Margin for the Incremental Term Loans (it being understood that any increase in the Applicable Margin due to an increase in an interest rate floor shall be effected solely through an increase in the corresponding interest rate floor for the Initial Term Loans). Notwithstanding the foregoing, (1) the aggregate principal amount of borrowings of Incremental Term Loans shall not exceed $200,000,000 and (2) without the consent of the Administrative Agent, (x) each increase effected pursuant to this Section 2.07(a) shall be in a minimum amount of at least $10,000,000 and (y) no more than two (2) Increased Facility Closing Dates may be selected by the Borrower after the Effective Date. No Lender shall have any obligation to participate in any increase described in this Section 2.07(a) unless it agrees to do so in its sole discretion.

(b) New Lender Supplement. Any additional bank, financial institution or other entity which elects to become a “Lender” under this Agreement in connection with any transaction described in Section 2.07(a) shall execute a New Lender Supplement (each, a “New Lender Supplement”), substantially in the form of Exhibit H, whereupon such bank, financial institution or other entity (a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

(c) Conditions Precedent. The effectiveness of the Incremental Term Loans shall be subject to the following conditions precedent:

(i) no Default or Event of Default shall have occurred and be continuing on the date of the effectiveness of the Incremental Term Loan and no Default or Event of Default would occur as a result of the effectiveness of the Incremental Term Loan;

(ii) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects immediately prior to, and after giving effect to, the incurrence of the Incremental Term Loan as if made on and as of each such date except to the extent such representations or warranties are made as of a specified date, in which case, such representations and warranties shall be true and correct in all material respects as of such date;

(iii) after giving pro forma effect to such Incremental Term Loans the Borrower shall be in compliance with the Financial Covenants then in effect;

(iv) the Administrative Agent shall have received any customary closing documents or information, including legal opinions, board resolutions, officers’ certificates and reaffirmations agreements, reasonably requested by the Administrative Agent, in a form consistent with those delivered on the Effective Date under Article VI to the extent applicable;

(v) the Borrower and each New Lender shall have executed and delivered to the Administrative Agent a New Lender Supplement and such other agreements and documentation as the Administrative Agent shall reasonably specify to evidence the New Lender becoming a Lender hereunder, and this Agreement and the other Loan Documents shall have been amended in accordance with Section 2.07(d);

(vi) the Incremental Term Loans shall (A) rank pari passu in right of payment with the Initial Term Loans, (B) shall be secured on a pari passu basis with the Initial Term Loans and (C) and shall not be secured by any Collateral or guaranteed by any Guarantor other than the Collateral that secures the Initial Term Loans and the Guarantors that guarantee the Initial Term Loans;;

(vii) the Incremental Term Loans shall (A) not have a maturity date prior to the Maturity Date and (B) have a weighted average life to maturity no shorter than that of the Initial Term Loans;

(viii) each issuance of Incremental Term Loans shall be an additional tranche of Loans under this Agreement;

(ix) the Increased Facility Effective Date of any Incremental Term Loans shall be within 60 days of the Effective Date;

(x) the other terms and the documentation in respect of any Incremental Terms Loan, to the extent not consistent in all material respects with the terms of the Initial Term Loans, shall be otherwise reasonably satisfactory to the Administrative Agent and the Majority Initial Lenders; and

(xi) such other conditions, if any, as the Borrower, Incremental Term Lenders, the Lead Investor and Administrative Agent may agree.

(d) Amendments. Notwithstanding anything to the contrary in this Agreement, each of the parties hereto hereby agrees that, on each Increased Facility Activation Date, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loans evidenced thereby. Any such deemed amendment may be effected in writing by the Administrative Agent and the Borrower and furnished to the other parties hereto.

ARTICLE III

PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01 Repayment of Loans.

(a) Term Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan in quarterly installments on the last Business Day of March, June, September and December of each year, commencing December 31, 2014, in an aggregate amount equal to (a) one-fourth of one percent (0.25%) of the initial principal balance of the Loans as of the Effective Date less (b) the amount of any prepayment applied to such installment under Section 3.04(c)(ii), with all unpaid principal being due and payable in full on the Maturity Date.

(b) Incremental Term Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the applicable Incremental Term Loan Lenders, an amount to be agreed between the such Incremental Term Loan Lenders and the Borrower, with all unpaid principal being due and payable in full on the date agreed between the Incremental Term Loan Lenders and the Borrower which date shall be on or after the Maturity Date.

Section 3.02 Interest.

(a) ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin for ABR Borrowings, but in no event to exceed the Highest Lawful Rate.

(b) Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin for Eurodollar Borrowings, but in no event to exceed the Highest Lawful Rate.

(c) Post-Default Rate. Notwithstanding the foregoing, if (i) an Event of Default specified in Section 10.01(a), 10.01(b), 10.01(h) or 10.01(i) has occurred and is continuing, or (ii) the Majority Lenders so elect (or direct the Administrative Agent to so elect) in connection with the occurrence and continuance of any other Event of Default, then in each case all Indebtedness outstanding shall bear interest, after as well as before judgment, at a rate per annum equal to three percent (3%) plus the rate otherwise applicable to such Loans including the Applicable Margin applicable with respect to such Loans), but in no event to exceed the Highest Lawful Rate.

(d) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.03 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 3.04 Prepayments.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).

(b) Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 12:00 noon., New York, New York time, three Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments under Section 3.04 shall be accompanied by accrued interest to the extent required by Section 3.02 and any premium, if any, required by Section 3.04(d).

(c) Mandatory Prepayments.

(i) Subject to the terms of the Intercreditor Agreement and to the extent not required to be used either to prepay the First Lien Revolving Credit Agreement (with an accompanying reduction of the Borrowing Base) in order to remain in compliance thereunder or to cash collateralize obligations thereunder, substantially as such requirements are provided in the First Lien Revolving Credit Agreement as in effect on the date hereof, or to satisfy the Liquidity and Compliance Requirements:

(A) if the Borrower or any Restricted Subsidiary, Transfers any Property (other than as permitted under Sections 9.12(a), (b), (e) or (f) and other than Excluded Transfers), Liquidates any Hedging Agreement or receives any Net Cash Proceeds as a result of a Casualty Event (from insurance proceeds or otherwise), the Borrower shall, on or prior to the fifth Business Day following receipt by the Borrower or any Restricted Subsidiary of Net Cash Proceeds of such Transfer or Casualty Event or the seventh Business Day following receipt by the Borrower or any Restricted Subsidiary of Net Cash Proceeds of such Liquidation, either (I) prepay the Loans as contemplated by Section 3.04(c)(ii), together with interest and premium, if any, on the amount so prepaid, in amount equal to the Asset Sale Prepayment Percentage of the Net Cash Proceeds of all such Transfers, Liquidations or Casualty Events (the “Asset Sale Prepayment Amount”) and/or (II) elect, by written notice to the Administrative Agent (which written notice shall include certifications by a Financial Officer of clauses (1), (2) and (3) of the following proviso), to reinvest all or any portion of such Asset Sale Prepayment Amount in Oil and Gas Properties and Additional Oil and Gas Assets; provided, that such option to reinvest shall only be available with respect to

(x) $50,000,000 of Net Cash Proceeds from Transfers, Liquidations or Casualty Events consummated after the Effective Date but on or before June 30, 2015, so long as (1) no Default or Event of Default has occurred and is continuing at the time of such Transfer, Liquidation or Casualty Event, (2) after giving effect to such Transfer, Liquidation or Casualty Event and after also giving effect to the proposed reinvestment, the Proved Reserves Coverage Ratio shall be no less than 1.10:1.00 and (3) all such Net Cash Proceeds are reinvested on or before June 30, 2015 and

(y) $200,000,000 of Net Cash Proceeds (including Net Cash Proceeds reinvested pursuant to the preceding clause (x)) from Transfers, Liquidations or Casualty Events after the Effective Date (provided that if the Borrower or its Subsidiaries have consummated a Transfer of assets located in the Aneth Field, the reinvestment option in this clause (y) shall be limited to the lesser of (i) $200,000,000 (including Net Cash Proceeds reinvested pursuant to the preceding clause (x)) and (i) 30% of the implied value of the total assets of the Borrower and its Restricted Subsidiaries located in the Aneth Field (based on the sale price for such Transfer but determined prior to giving effect to such Transfer)), so long as (1) no Default or Event of Default has occurred and is continuing at the time of such Transfer, Liquidation or Casualty Event, (2) after giving effect to such Transfer, Liquidation or Casualty Event and after also giving effect to the proposed reinvestment, the Proved Reserves Coverage Ratio shall be no less than 1.75:1.00, the Proved Developed Reserves Coverage Ratio shall be no less than 1.25:1.00, and the Total Net Secured Leverage Ratio shall be no greater than 3.0 to 1.0, and (3) such reinvestment is consummated within 180 days of the receipt of any Net Cash Proceeds from the Transfer, Liquidation or Casualty Event (as certified by a Responsible Officer of the Borrower concurrently with such reinvestment); provided, further that if any Net Cash Proceeds of any Transfer, Liquidation or Casualty Event remains 180 days after the receipt of such proceeds (or in the case of Net Cash Proceeds from Transfer, Liquidation or Casualty Event described in clause (x) above, such Net Cash Proceeds remain after June 30, 2015), the Borrower shall immediately make a prepayment of the Loans in the remaining amount of such Net Cash Proceeds, and

(B) if the Borrower or any Restricted Subsidiary issues or incurs any Debt (including Debt to refinance the Loans in whole or in part) other than any Net Cash Proceeds from the incurrence of Debt permitted pursuant to Sections 9.02(a), 9.02(c), 9.02(d), 9.02(e), 9.02(g), 9.02(h) and 9.02(i), the Borrower shall simultaneously with the receipt of Net Cash Proceeds from such issuance or incurrence by such Loan Party or such Subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans.

(ii) Each prepayment of Borrowings pursuant to Section 3.04(a) shall be applied as directed by the Borrower and each prepayment of Borrowings pursuant to Section 3.04(c) shall be applied pro rata to the remaining amortization payments of the Loans. Prepayments pursuant to Section 3.04(a) or Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.

(d) Repayment Premium. Prepayments permitted or required under this Section 3.04 shall include any amounts due under Section 5.02 and shall otherwise be without premium or penalty, except that any prepayment of principal under Section 3.04(a) or Section 3.04(c) (other than (i) any prepayment under Section 3.04(c) made with the proceeds of a Transfer, Liquidation or Casualty Event that does not result in a Change in Control and (ii) any prepayment under Section 3.04(a) made with the proceeds of a Transfer, Liquidation or Casualty Event in excess of the amount of proceeds that are required to prepay the loans pursuant to Section 3.04(c) and Section 3.04(e)):

(i) made during the period beginning on the Effective Date and ending on the date that is 12 months after the Effective Date shall include a premium equal to 10.00% of the principal being repaid;

(ii) made during the period beginning on the date that is one day after the date that is 12 months after the Effective Date and ending on the date that is 24 months after the Effective Date shall include a premium equal to 5.00% of the principal being repaid; and

(iii) made during the period beginning on the date that is one day after the date that is 24 months after the Effective Date and ending on the date that is 36 months after the Effective Date shall include a premium equal to 2.00% of the principal being repaid.

For the avoidance of doubt, any prepayment made after the date that is 36 months after the Effective Date, shall not include any premium pursuant to clauses (i) through (iii) of this Section 3.04(d). Notwithstanding the foregoing, any prepayment made pursuant to the terms of this Agreement (or deemed made due to an acceleration (whether optional or automatic) of the Indebtedness) shall be accompanied, to the extent that after giving effect to such prepayment the aggregate principal amount of the Loans outstanding is less than fifteen percent (15%) of the highest aggregate principal amount of the Loans outstanding at any time, with an additional amount (such amount, the “MOIC Amount”), if any, sufficient to achieve a 1.25 to 1.00 multiple of invested capital (“MOIC”) on the aggregate principal amount repaid since the Effective Date. MOIC shall be calculated based on (i) the sum of all fees, original issue discount, interest, premiums, principal and other payments received in cash by the Lenders in respect of the Indebtedness since the Effective Date (excluding, for the avoidance of doubt, any reimbursement of out of pocket costs or expenses and any indemnification payments made to the Lenders not in respect of the Indebtedness), as the numerator and (ii) the highest principal amount at any time outstanding under this Agreement as denominator.

(e) Notice of Mandatory Prepayment. With respect to any prepayments of Net Cash Proceeds of Transfers, Liquidations, Casualty Events or Debt issuances or incurrences that are required under Section 3.04(c), the Borrower shall notify the Administrative Agent and the Lead Investor in writing not later than 12:00 noon., New York, New York time, at least four Business Days before the date of prepayment. Each such notice shall specify the Borrower’s calculation of amount of such Net Cash Proceeds to be prepaid under Section 3.04(c), the amount of such Net Cash Proceeds to be prepaid under the First Lien Credit Agreement, and the amount of such Net Cash Proceeds required to be retained by the Borrower and the pro forma financial covenants required to be complied with by the Borrower in order to satisfy the Liquidity and Compliance Requirements. The Borrower will give a similar notice to the First Lien Administrative Agent. Unless either the Lead Investor or the First Lien Administrative Agent gives notice to the Borrower within three Business Days after receipt of such calculations from the Borrower, specifying in such notice an apparent mistake or omission in the Borrower’s calculations, the Borrower will pay to the Administrative Agent and the First Lien Administrative Agent the amounts specified in such notice on such date of prepayment. If either the Lead Investor or the First Lien Administrative Agent gives such a notice objecting to the Borrower’s calculations, the Lead Investor and the Borrower will consult diligently with each other and with the First Lien Administrative Agent to resolve such apparent mistake or omission, and the Borrower’s obligation to make such payments will be suspended (but for no longer than ten Business Days) until they have together resolved such apparent mistake or omission. The Administrative Agent and the Lenders hereunder may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower or the First Lien Administrative Agent to the contrary.

(f) Right to Waive. Notwithstanding anything in this Agreement to the contrary, each Lender, in its sole discretion, may, but is not obligated to, waive the Loan Parties’ requirements to make any prepayments pursuant to Section 3.4(c) with respect to such Lender’s pro rata share of such prepayment. Upon the dates set forth in this Section 3.4 for any such prepayment, the Borrower shall notify the Administrative Agent of the amount that is available to prepay the Indebtedness (the “Prepayment Amount”). Promptly after the date of receipt of such notice, the Administrative Agent shall provide written notice (the “First Offer”) to the Lenders of the Prepayment Amount. Any Lender declining such prepayment (a “Declining Lender”) shall give written notice thereof to the Administrative Agent by 10:00 a.m. New York time no later than two (2) Business Days after the date of such notice from the Administrative Agent. On such date the Administrative Agent shall then provide written notice

(the “Second Offer”) to the Lenders other than the Declining Lenders (such Lenders being the “Accepting Lenders”) of the additional amount available (due to such Declining Lenders’ declining such prepayment) to prepay Indebtedness owing to such Accepting Lenders, such available amount to be allocated on a pro rata basis among the Accepting Lenders that accept the Second Offer. Any Lenders declining prepayment pursuant to such Second Offer shall give written notice thereof to the Administrative Agent by 10:00 a.m. New York time no later than one (1) Business Day after the date of such notice of a Second Offer. The Borrower shall prepay the Indebtedness within one Business Day after its receipt of notice from the Administrative Agent of the aggregate amount of such prepayment. Amounts remaining after the allocation of accepted amounts with respect to the First Offer and the Second Offer to Accepting Lenders shall be retained by the Borrower.

Section 3.05 Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

ARTICLE IV

PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS

Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, premium or fees, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 2:00 p.m., New York, New York time, on the date when due, in dollars that constitute immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall not be refundable under any circumstances absent manifest error (e.g., as a result of a clerical mistake). Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02 Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03 Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b), or Section 4.02 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 4.04 Disposition of Proceeds. The Security Instruments contain an assignment by the Loan Parties unto and in favor of the Administrative Agent for the benefit of the Lenders, of all of the Loan Parties’ interest in and to production and all proceeds attributable thereto that may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, unless an Event of Default has occurred and is continuing (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Restricted Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Restricted Subsidiaries.

ARTICLE V

INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY

Section 5.01 Increased Costs.

(a) Eurodollar Changes in Law. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (c) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or participation therein; or

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender or any Recipient hereunder (whether of principal, interest or otherwise), then upon request the Loan Parties will pay to such Lender or other Recipient such additional amount or amounts as will compensate such Lender or other Recipient for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or any lending office of such Lender or such Lender’s holding company, if any capital or liquidity or on the capital or liquidity of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Loan Parties will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Loan Parties shall pay such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Loan Parties shall not be required to compensate a Lender pursuant to this Section 5.01 for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04(b), then, in any such event, the Loan Parties shall compensate each Lender upon request for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the prepaid or otherwise affected principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 and reasonably detailed calculations therefor shall be delivered to the Borrower and shall be conclusive absent manifest error. The Loan Parties shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 5.03 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. (“applicable law” as used in this Section 5.03 shall include FATCA). If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Borrower. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by a Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in this Section 5.03(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax,

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Tax Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 5.04 Mitigation Obligations.

(a) Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if a Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts (at the request of the Borrower) to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Loan Parties hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If (i) any Lender requests compensation under Section 5.01 or gives notice of “Affected Loans” under Section 5.05 or (ii) the Loan Parties are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights (other than its existing rights to payments pursuant to Section 5.01 or 5.03) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (1) if a Lender is removed as a Lender hereunder, the

Loan Parties have paid such Lender all amounts due and owing under this Agreement and the other Loan Documents, including, without limitation, all principal, accrued interest, fees, breakage costs and the prepayment premium or required MOIC under Section 3.04(d) as if the Loans of such Lender had been prepaid in accordance with Section 3.04(a), (2) in the case of a required assignment of interest, the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (3) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or a Loan Party (in the case of all other amounts), (4) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments, (5) the Borrower shall have paid to the Administrative Agent the recordation and processing fee specified in Section 12.04(b)(ii)(C) and (6) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 5.05 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01 Effective Date. This Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02) to the satisfaction of the Administrative Agent in form and substance:

(a) The Administrative Agent, the Arranger and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(b) The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party setting forth (i) resolutions of its board of directors (or its equivalent) with respect to the authorization of such party to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers (or its equivalent) of it (x) who are authorized to sign the Loan Documents to which it is a party and (y) who will, until replaced by another officer or officers (or its equivalent) duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the Transactions contemplated hereby, (z) specimen signatures of such authorized officers (or its equivalent), and (iii) the Organizational Documents of it, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the applicable Loan Party to the contrary.

(c) The Administrative Agent shall have received certificates of the appropriate State agencies (in the jurisdiction of organization of such Loan Parties and, if requested by the Administrative Agent, in any jurisdiction in which such Loan Party is qualified to do business) with respect to the existence, qualification and good standing of each Loan Party.

(d) The Administrative Agent shall have received a compliance certificate which shall be substantially in the form of Exhibit D, duly and properly executed by a Responsible Officer of the Borrower and dated as of the date of Effective Date.

(e) The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(f) The Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Loan Parties are carrying insurance in accordance with Section 7.13.

(g) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower (i) certifying that (A) the Loan Parties have received all consents and approvals required by Section 7.03, and such consents and approvals shall be in full force and effect, (B) no default or event of default under the agreements governing any Material Debt of the Loan Parties has occurred and is continuing, (C) the representations and warranties of Borrower and the Restricted Subsidiaries in this Agreement (including without limitation the representations as to solvency in Section 7.23) or any of the other Loan Documents, as applicable, are true and correct in all material respects, (D) that no Default or Event of Default then exists, (E) since December 31, 2013, nothing has occurred which has had, or could reasonably be expected to have, a Material Adverse Effect, (F) there shall have been no material adverse change to the financial statements referred to in Section 6.01(o) and (G) after giving effect to the Loans and other Transactions contemplated hereby, the Borrower and its Consolidated Restricted Subsidiaries are Solvent, and (ii) attaching copies of the First Lien Credit Agreement, the Guaranty and Collateral Agreement thereunder, and the mortgages and deeds of trust thereunder certified as being true and complete.

(h) The Administrative Agent shall have received duly executed Notes payable to each Lender that has requested a Note in a principal amount equal to its Loans dated as of the date hereof.

(i) The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments and applicable amendments thereto, including the Guaranty and Collateral Agreement and the other Security Instruments described on Exhibit F. In connection with the execution and delivery of the Security Instruments and applicable amendments, the Administrative Agent shall:

(i) be reasonably satisfied that the Security Instruments create second priority, perfected Liens (with priority subject only to Liens permitted by the terms of by Section 9.03 or operation of law to have priority) on Oil and Gas Properties constituting Collateral under the First Lien Revolving Credit Agreement;

(ii) subject to the Intercreditor Agreement, have received any notes or instruments to be pledged duly endorsed to the Administrative Agent; and

(iii) subject to the Intercreditor Agreement, have received certificates, together with undated, blank stock powers for each such certificate, representing all of the issued and outstanding Equity Interests of each of the Loan Parties (if certificated) other than the Borrower.

(j) The Administrative Agent (acting on behalf of the Lenders), Resolute Aneth and NNOG, shall have executed and delivered a Subordination Agreement, in form and substance reasonably satisfactory to the Administrative Agent.

(k) The Administrative Agent shall be reasonably satisfied with (i) title to the proved Oil and Gas Properties of the Loan Parties and (ii) the environmental condition of the Oil and Gas Properties of the Loan Parties.

(l) [Reserved].

(m) The Administrative Agent shall have received appropriate (i) UCC search certificates reflecting no prior Liens encumbering the Properties of the Loan Parties for all jurisdictions requested by the Administrative Agent, other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03 and (ii) judgment searches for all jurisdictions requested by the Administrative Agent.

(n) The Administrative Agent shall have received (i) an opinion addressed to the Administrative Agent and the Lenders from (A) Thompson & Knight, LLP, special counsel to the Loan Parties, (B) Michael N. Stefanoudakis, general counsel of the Loan Parties, (C) R. Dennis Ickes, special Utah counsel to the Loan Parties, (D) special Wyoming counsel to the Loan Parties, and (E) and special New Mexico counsel to the Loan Parties; and (ii) a memo addressed to the Administrative Agent and the Lenders from R. Dennis Ickes addressing certain legal issues concerning Navajo lands.

(o) The Administrative Agent shall have received (i) audited consolidated financial statements (including consolidated balance sheets and the related statements of income, stockholder’s equity and cash flows) of the Borrower and its Consolidated Subsidiaries for the fiscal years ended December 31, 2012 and December 31, 2013, and (ii) unaudited consolidated financial statements (including consolidated balance sheets and the related statements of income, stockholder’s equity and cash flows) of the Borrower and its Consolidated Subsidiaries for the fiscal quarters ending March 31, 2014, June 30, 2014 and September 30, 2014, in each case, in form and substance reasonably satisfactory to the Administrative Agent and not materially different from those previously provided to the Administrative Agent.

(p) The Administrative Agent shall have received an executed counterpart of the Account Designation Letter.

(q) The Administrative Agent shall have received all information and instructions requested for the flow of funds memorandum.

(r) After giving effect to the Loans and the other Transactions contemplated hereby: (i) the Borrower and its Restricted Subsidiaries have no Debt or preferred equity outstanding except (A) the Loans, (B) the First Lien Debt in an amount not to exceed the First Lien Cap, and (C) other Debt permitted under Section 9.02, (ii) the Borrowing Base shall be no less than $480,000,000 less the aggregate principal amount of the Loans to be made on the Effective Date, and (iii) the Borrower shall have availability under the First Lien Revolving Credit Agreement of at least $85,000,000.

(s) The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03.

(t) The Administrative Agent and the Lenders shall have received, and be reasonably satisfied in form and substance with, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including but not restricted to the USA PATRIOT Act.

(u) The Administrative Agent shall have received executed counterparts of an amendment to the First Lien Documents in order to permit the transactions contemplated by this Agreement in form and substance acceptable to the Lenders.

(v) The Borrower shall, or shall cause one or more of its Restricted Subsidiaries, to enter into the Required Hedging Agreements in accordance with the terms of Section 8.18.

(w) The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably request.

The Administrative Agent shall notify the Lenders of the Effective Date, and such notice shall be conclusive and binding; provided, that the Effective Date shall not occur after January 2, 2015.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Lenders that:

Section 7.01 Organization; Powers. Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02 Authority; Enforceability. The Transactions are within each Loan Party’s corporate, partnership or LLC powers and have been duly authorized by all necessary action (including, without limitation, any action required to be taken by any class of directors (or its equivalent) or owners or other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document to which a Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03 Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders, equity holders or any class of directors or managers, whether interested or disinterested, of any Loan Party or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement, (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder and could not reasonably be expected to have a Material Adverse Effect and (iii) those consents of Governmental Authorities that are customarily obtained after the Effective Date, including without limitation those consents set forth on Schedule 7.03, (b) will not violate any applicable law or regulation of any Loan Party or any order of any Governmental Authority in any way that could reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any Organizational Document of any Loan Party or any indenture or other agreement regarding Debt of $1,000,000 or more binding upon any Loan Party or its Properties, or give rise to a right thereunder to require any payment to be made by any Loan Party, (d) will not violate or result in a default under any other agreement or instrument binding upon any Loan Party or its Properties, or give rise to a right thereunder to require any payment to be made by any Loan Party, in any way that could reasonably be expected to have a Material Adverse Effect, (e) will not result in the creation or imposition of any Lien on any Property of any Loan Party (other than the Liens created by the Loan Documents), and (f) will not violate, result in a default or event of default or require any consents under the First Lien Documents or any indenture governing the Senior Notes.

Section 7.04 Financial Condition; No Material Adverse Change.

(a) The Borrower has heretofore furnished to the Lenders (i) audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the fiscal years ended December 31, 2012 and December 31, 2013, and (ii) unaudited consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the fiscal quarters ending March 31, 2014, June 30, 2014 and any subsequent fiscal quarter ending at least sixty days prior to the Effective Date, all in form and substance reasonably satisfactory to the Administrative Agent. Such financial statements described in clauses (i) and (ii) above present fairly, in all material respects, the financial position and results of operations and cash flows of such Persons as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.

(b) Since the date of the last delivery of financial statements pursuant to Section 7.04(a) or Section 8.01, (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of each Loan Party and each Restricted Subsidiary has been conducted in the ordinary course consistent with past business practices.

(c) Except as set forth on Schedule 7.21, on the most recent financial statement delivered pursuant to Section 7.04(a) or Section 8.01(a) or (b), or in a certificate delivered pursuant to Section 8.01(e), no Loan Party has any Debt (including Disqualified Capital Stock) not permitted under Section 9.02, or any material contingent liabilities, material off-balance sheet liabilities, material and unusual forward or long-term commitments, or unrealized or anticipated material losses from any unfavorable commitments.

Section 7.05 Litigation.

(a) Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened in writing against or affecting any Loan Party or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.

(b) Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in a Material Adverse Effect or has resulted in a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually, or in the aggregate, to result in a Material Adverse Effect.

Section 7.06 Environmental Matters. Except as could not reasonably be expected to have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions could not be reasonably expected to have a Material Adverse Effect):

(a) neither any Property of a Loan Party or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws.

(b) no Property of a Loan Party or any Subsidiary nor the operations currently conducted thereon or, to the knowledge of any Loan Party, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws.

(c) all notices, permits, licenses, exemptions, approvals or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of each Loan Party and each Subsidiary, including, without limitation, past or present treatment, storage, disposal or release of a hazardous substance, oil and gas waste or solid waste into the environment, have been duly obtained or filed, and each Loan Party and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.

(d) to the knowledge of each Loan Party, all hazardous substances, solid waste and oil and gas waste, if any, generated at any and all Property of each Loan Party or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and in transporting, treating or disposing of the same all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws.

(e) each Loan Party has taken all steps reasonably necessary to determine and has determined that no oil, hazardous substances, solid waste or oil and gas waste, have been disposed of or otherwise released and there has been no threatened release of any oil, hazardous substances, solid waste or oil and gas waste on or to any Property of each Loan Party or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment.

(f) to the extent applicable, all Property of each Loan Party and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA, and each Loan Party does not have any reason to believe that such Property, to the extent subject to the OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement.

(g) no Loan Party nor any Subsidiary has any known contingent liability or Remedial Work in connection with any release or threatened release of any oil, hazardous substance, solid waste or oil and gas waste into the environment.

Section 7.07 Compliance with the Laws and Agreements; No Defaults.

(a) Each Loan Party and each Restricted Subsidiary is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) No Loan Party is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require any Loan Party to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Debt is outstanding or by which the Loan Party or any of their Properties is bound.

(c) No Default has occurred and is continuing.

Section 7.08 Investment Company Act. No Loan Party nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09 [Reserved].

Section 7.10 Taxes. Each Loan Party and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which each Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of each Loan Party and each Subsidiary in respect of Taxes and other governmental charges are, in the reasonable opinion of such Loan Party, adequate. No Tax Lien has been filed and, to the knowledge of each Loan Party, no claim is being asserted with respect to any such Tax or other such governmental charge.

Section 7.11 ERISA.

(a) Each Loan Party, each Subsidiary and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

(b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

(c) Except as could not reasonably be expected to result in liability in excess of $500,000, no act, omission or transaction has occurred which could result in imposition on each Loan Party, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

(d) No Plan (other than a defined contribution plan) or trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by any Loan Party, any Subsidiary or any ERISA Affiliate has been or is expected by any Loan Party, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

(e) Full payment when due has been made of all amounts which each Loan Party, each Subsidiary or each ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof, and no funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

(f) The actuarial present value of the benefit liabilities under each Plan does not, as of the end of each Loan Party’s most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.

(g) No Loan Party, no Subsidiary and no ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by a Loan Party, a Subsidiary or an ERISA Affiliate in its sole discretion at any time without any material liability to any Loan Party.

(h) No Loan Party, no Subsidiary and no ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any Multiemployer Plan.

(i) No Loan Party, no Subsidiary and no ERISA Affiliate has provided security under section 436 of the Code that has not been released with respect to a Plan.

Section 7.12 Disclosure; No Material Misstatements. Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any Restricted Subsidiary is subject, and all other matters peculiar to it and known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Taken as a whole, none of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contain material misstatements of fact or omit to state material facts necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, prospect information, geological and geophysical data and engineering projections, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. To the knowledge of each Loan Party, there is no fact peculiar to such party or any Subsidiary which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on

behalf of each Loan Party or any Subsidiary in connection with the transactions contemplated hereby. There are no statements or conclusions known to any Loan Party in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that each Loan Party and each Subsidiary do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Section 7.13 Insurance. Each Loan Party has (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of each Loan Party. The Administrative Agent and the Lenders have been named as an additional insured in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance.

Section 7.14 Restriction on Liens. No Loan Party is a party to any material agreement or arrangement (other than leases creating Liens permitted by Section 9.03(b) or (c), but then only on the Property subject of such lease), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Indebtedness and the Loan Documents.

Section 7.15 Subsidiaries. Except as set forth on Schedule 7.15 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.15, (a) each Loan Party has no Subsidiaries, (b) each Subsidiary is a Wholly-Owned Subsidiary and (c) no Loan Party nor any Subsidiary of the Borrower has any Foreign Subsidiaries. Schedule 7.15 identifies each Subsidiary as either a Restricted Subsidiary or an Unrestricted Subsidiary.

Section 7.16 Location of Business and Offices. The jurisdiction of organization, the name as listed in the public records of the state of organization and the organizational identification number of each Loan Party is set forth on Schedule 7.16 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(m) in accordance with Section 12.01). Each Loan Party’s principal place of business is located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(m) and Section 12.01(c)).

Section 7.17 Properties; Titles, Etc.

(a) Except as disclosed in Schedule 7.17, the Loan Parties have good and defensible title in all material respects to the proved Oil and Gas Properties evaluated in the most recently delivered Reserve Report (excluding, to the extent this representation and warranty is deemed to be made after the Effective Date, any such Oil and Gas Properties sold or transferred in compliance with Section 9.12) and good title in all material respects to all their personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens, each Loan Party specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate any Loan Party to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Loan Party’s net revenue interest in such Property.

(b) All material leases and agreements necessary for the conduct of the business of each Loan Party are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to result in a Material Adverse Effect.

(c) The rights and Properties presently owned, leased or licensed by each Loan Party including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit each Loan Party to conduct its business in all material respects in the same manner as such business has been conducted prior to the date hereof.

(d) All of the material Properties of each Loan Party which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

(e) Each Loan Party owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by each Loan Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party either owns or has valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 7.18 Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, (a) the proved Oil and Gas Properties of the Loan Properties (and Properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Government Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Loan Parties, and (b) the other Oil and Gas Properties of the Loan Parties (and Properties unitized therewith) have been held by the Loan Parties in conformity with all Government Requirements and in conformity with the provisions of all leases, subleases and other contracts and agreements forming a part of the Oil and Gas Properties of the Loan Parties. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no proved Oil and Gas Property of the Loan Parties is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) to the knowledge of each Loan Party, none of the wells comprising a part of the proved Oil and Gas Properties (or Properties unitized therewith) of the Loan Parties is deviated from the vertical more than the maximum permitted by Government Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the proved Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Loan Parties. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by each Loan Party that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing that are operated by each Loan Party, in a manner consistent with each Loan Party’s past practices (other than those the failure of which to maintain in accordance with this Section 7.18 could not reasonably be expect to have a Material Adverse Effect).

Section 7.19 Gas Imbalances, Prepayments. Except as set forth on Schedule 7.19 or as set forth on the most recent certificate delivered pursuant to Section 8.12(c), on a net basis there are no gas imbalances, take or pay or other prepayments which would require any Loan Party to deliver Hydrocarbons produced from the proved Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding 500 mmcf equivalent in the aggregate for all Loan Parties.

Section 7.20 Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 7.20 or thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts each Loan Party represents that it is receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and is not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on sixty (60) days notice or less without penalty or detriment for the sale of production from its Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months.

Section 7.21 Hedging Agreements. Schedule 7.21 sets forth, as of the date hereof, a true and complete list of all Hedging Agreements of the Loan Parties, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), all credit support agreements relating thereto other than the Loan Documents (including any margin required or supplied) and the counterparty to each such agreement. After the date hereof, each report that has been delivered by the Borrower pursuant to Section 8.01(e) sets forth the same information, as well as any additional information required by Section 8.01(e), as of the date(s) specified therein.

Section 7.22 Use of Loans. The proceeds of the Loans shall be used to refinance loans outstanding under the First Lien Revolving Credit Agreement, to pay fees, commissions and expenses in connection with the Transactions contemplated hereby, and to finance ongoing working capital and for other general corporate purposes of the Borrower and its Restricted Subsidiaries. The Loan Parties and the Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 7.23 Solvency. Before and after giving effect to the transactions contemplated hereby, (a) the aggregate assets, at a fair valuation, of the Loan Parties, taken as a whole, will exceed the aggregate Debt of the Loan Parties on a consolidated basis, as the Debt becomes absolute and matures, (b) each of the Loan Parties will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt as such Debt becomes absolute and matures and (c) each of the Loan Parties will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

Section 7.24 Anti-Terrorism; Anti-Money Laundering; Anti-Corruption. No Loan Party or Subsidiary or, to their knowledge, any of their Related Parties (i) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), (ii) is in violation of (A) the Trading with the Enemy Act, (B) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or (C) the Patriot Act (collectively, the “Anti-Terrorism Laws”) or (iii) is a Sanctioned Person. No part of the proceeds of any Loan or Letter of Credit hereunder will be unlawfully used directly or indirectly (x) to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Person or a Sanctioned Country, or in any other manner that will result in any violation by any Person (including any Lender, the Arrangers, the Administrative Agent, any Issuing Bank or the Swingline Lender) of any Anti-Terrorism Laws or (y) for the purpose of making any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other applicable antibribery or anti-corruption law.”

Section 7.25 Foreign Corrupt Practices. No Loan Party or Subsidiary or, to their knowledge, any of their Related Parties, is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA or any other applicable anti-corruption law or regulation, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and each Loan Party and Subsidiary and, to its knowledge, each of its Related Parties, has conducted their business in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, such continued material compliance therewith.

Section 7.26 Deposit and Securities Accounts. Except as set forth on Schedule 7.26 or as disclosed in writing to the Administrative Agent, which shall be a supplement to Schedule 7.26, no Loan Party has any Deposit Accounts or Securities Accounts (each, as defined in the Guaranty and Collateral Agreement).

ARTICLE VIII

AFFIRMATIVE COVENANTS

Until the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full in cash, each Loan Party covenants and agrees with the Lenders that:

Section 8.01 Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent for further distribution to each Lender:

(a) Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than the earlier to occur of (i) the fifth (5th) Business Day after the Borrower has filed its annual financial statements with the SEC and (ii) the date that is one hundred twenty (120) days after the end of each fiscal year of the Borrower, its audited consolidated (and unaudited consolidating) financial statements including the balance sheet and related statements of operations, equity and cash flows as of the end of and for such year, setting forth in each case in comparative form, the figures for the previous fiscal year, (i) all (other than any such consolidating financial statements) reported on by KPMG, LLP, PricewaterhouseCoopers, Deloitte Touche, Ernst and Young, or another firm of independent public accountants proposed by the Borrower and approved by the Lead Investor (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (ii) in the case of such unaudited consolidating financial statements, certified by a Financial Officer as presenting fairly in all material respects the financial condition of each such Person reported.

(b) Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than the earlier to occur of (i) the fifth (5th) Business Day after the Borrower files its quarterly financial statements with the SEC and (ii) sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated financial statements including the balance sheet and related statements of operations, equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form, the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c) Certificate of Financial Officer - Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 8.13(b) and Section 9.01, (iii) stating whether any change in GAAP has been applied to the Borrower’s financial statements since December 31, 2013 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (iv) giving notice of any change in the location of any Loan Party’s chief executive office or principal place of business, in any Loan Party’s federal taxpayer identification number, or in any Loan Party’s Organizational Documents.

(d) Certificate of Financial Officer - Consolidating Information. If, at any time, all of the Consolidated Subsidiaries of the Borrower are not Consolidated Restricted Subsidiaries, then concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer setting forth consolidating spreadsheets that show all Unrestricted Subsidiaries that are Consolidated Subsidiaries and the eliminating entries, in such form as would be presentable to the auditors of the Borrower.

(e) Certificate of Financial Officer - Hedging Agreements. Concurrently with the delivery of each Reserve Report hereunder, a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Hedging Agreements of the Loan Parties, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements (other than the Loan Documents) relating thereto not listed on Schedule 7.21, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(f) Certificate of Insurer - Insurance Coverage. Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.07, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent, copies of all of the applicable policies.

(g) Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter (except standard and customary correspondence) submitted to any Loan Party by independent accountants in connection with any annual, interim or special audit made by them of the books of a Loan Party or any Subsidiary, and a copy of any response by any Loan Party or any Subsidiary, or the board of directors (or its equivalent) of any Loan Party or any Subsidiary, to such letter or report.

(h) SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party or any Subsidiary with the SEC, or with any national securities exchange, or distributed by any Loan Party to its shareholders generally, as the case may be.

(i) Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(j) Lists of Purchasers. Concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 8.12, a list of Persons purchasing Hydrocarbons from any Loan Party accounting for at least ninety-five percent (95%) of the revenues resulting from the sale of all Hydrocarbons of all the Loan Parties in the one-year period prior to the “as of” date of such Reserve Report.

(k) Notice of Sales of Oil and Gas Properties, Unwinds of Hedging Agreements. In the event (i) any Loan Party intends to sell, transfer, assign or otherwise dispose of any Oil and Gas Properties with Proved Reserves or any Equity Interests in any Loan Party that owns Oil and Gas Properties with Proved Reserves (i) for consideration in excess of $15,000,000 or (ii) that would result in Net Cash Proceeds required to be prepaid under Section 3.04(c), prior written notice of such disposition, the price thereof and the anticipated date of closing, or (ii) any Loan Party Unwinds any Hedging Agreement where the net marked to market economic effect of such Hedging Agreement Restructuring on the date thereof is negative (i.e. results in a reduction in the value of the Borrower’s hedge book) in the amount of $1,000,000 or more, written notice of such Unwind no later than the day that the parties execute the trade confirmation for such Unwind.

(l) Notice of Casualty Events. Prompt written notice, and in any event within five (5) Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

(m) Information Regarding Loan Parties. (i) Prompt written notice of (and in any event within ten (10) Business Days after) any change in (A) any Loan Party’s name or (B) any Loan Party’s identity or corporate structure or jurisdiction of organization, and (ii) prompt written notice of (and in any event within thirty (30) days after) any change in (A) any trade name used to identify any Loan Party in the conduct of its business or in the ownership of its Properties, (B) the location of any Loan Party’s chief executive office or principal place of business, or (C) any Loan Party’s federal taxpayer identification number.

(n) Production Report and Lease Operating Statements. Within ninety (90) days after the end of each fiscal quarter, a report setting forth, for each calendar month during the then current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the proved Oil and Gas Properties of the Loan Parties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

(o) Notices of Certain Changes. Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to any of the First Lien Loan Documents, the credit agreement, guaranties or security documents for any Permitted Refinancing, or the Organizational Documents of any Loan Party.

(p) Calculation of Adjusted PV. In connection with the delivery of each Reserve Report, the Borrower shall deliver to the Administrative Agent and the Lenders a certificate or report calculating the Adjusted PV10 for the period ending on the “as of” date of such Reserve Report and showing in reasonable detail, each component of the calculation in compliance with the requirements of the above definitions of “PV10” and “Adjusted PV10”.

(q) Permitted Refinancing Debt Incurrence. Written notice at least five (5) Business Days prior to the incurrence of any Debt pursuant to any Permitted Refinancing, together with the most recent drafts of the credit agreement and each guaranty or security document for such Permitted Refinancing, and prompt delivery to the Administrative Agent and the Lenders of copies, certified by a Responsible Officer as true and complete, of such credit agreement and each such guaranty or security document for such Permitted Refinancing following the execution thereof.”

(r) Notice of Liens. In the event that the Borrower or any Subsidiary intends to grant any Lien on any Property to secure any First Lien Debt or Permitted Refinancing, at least fifteen (15) days’ prior written notice thereof to the Administrative Agent (or such shorter time as the Administrative Agent shall determine in its sole discretion).”

(s) Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or the Lead Investor may reasonably request.

Documents required to be delivered pursuant to Section 8.01(a), (b) or (h) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s public website; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial or third-party website and whether or not sponsored by the Administrative Agent); provided that: (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower shall notify the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Administrative Agent may make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Company Materials”) by posting the Company Materials on Intralinks or another similar electronic system (the “Platform”). The Borrower hereby agrees that certain of the Lenders may elect to be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Company Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Company Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent shall be entitled to treat Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

Section 8.02 Notices of Material Events. The Loan Parties will furnish to the Administrative Agent written notice of the following promptly after any Responsible Officer becomes aware of the following (a copy of which notice the Administrative Agent will forward to the Lenders):

(a) the occurrence of any Default;

(b) the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against any Loan Party or any of its Subsidiaries not previously disclosed in writing to the Administrative Agent or any material adverse development in any action, suit, proceeding, investigation or arbitration previously disclosed to the Administrative Agent that, if adversely determined, could reasonably be expected to result in liability of a Loan Party in excess of $3,000,000;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of a Loan Party in an aggregate amount exceeding $3,000,000;

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

(e) any default or event of default under any First Lien Loan Documents or any Permitted Refinancing.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer of such Loan Party setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03 Existence; Conduct of Business. Each Loan Party will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties are located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.11.

Section 8.04 Payment of Obligations. Each Loan Party will pay its obligations, including Tax liabilities of such Loan Party, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any material Property of such Loan Party.

Section 8.05 Performance of Obligations under Loan Documents. The Borrower will pay the Loans according to the reading, tenor and effect thereof, and each Loan Party will do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

Section 8.06 Operation and Maintenance of Properties. Except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect, each Loan Party, at its own expense, will:

(a)(i) operate its proved Oil and Gas Properties and other material Properties or cause such proved Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry, (ii) with respect to its Oil and Gas Properties and other material Properties, comply with all applicable contracts and agreements and with all Governmental Requirements, including, without limitation, applicable proration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its proved Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom.

(b) keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, preserve and maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material producing Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities.

(c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its proved Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.

(d) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its proved Oil and Gas Properties and other material Properties.

(e) to the extent such Loan Party is not the operator of any Property, such Loan Party shall use reasonable efforts to cause the operator to comply with this Section 8.06.

Section 8.07 Insurance. Each Loan Party will maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Subject to the Intercreditor Agreement, the loss payable clauses or provisions in said insurance policy or policies insuring any of the Collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders as “additional insureds” and provide that the insurer will endeavor to give at least thirty (30) days prior notice of any cancellation (ten days prior notice due to cancellation for failure to pay premiums) to the Administrative Agent.

Section 8.08 Books and Records; Inspection Rights. Each Loan Party will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Loan Party will permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested on an individual and aggregate basis.

Section 8.09 Compliance with Laws. Each Loan Party will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 8.10 Environmental Matters.

(a) Each Loan Party shall at its sole expense: (i) comply, and shall cause its Properties and operations and each Subsidiary and each Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise release, and shall cause each Subsidiary not to dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of its or any Subsidiaries’ Properties or any other Property to the extent caused by such Loan Party or any Subsidiary’s operations except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each of the Subsidiaries to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of its or any Subsidiary’s Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any of its or any Subsidiary’s Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; and (v) establish and implement, and shall cause each Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that the Loan Parties’ and the Subsidiaries’ obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b) Each Loan Party will promptly, but in no event later than five (5) Business Days of the occurrence of a triggering event, notify the Administrative Agent in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against such Loan Party or any Subsidiary or their Properties of which such Loan Party has knowledge in connection with any applicable Environmental Laws (excluding routine testing and corrective action) if such Loan Party reasonably anticipates that such action will result in liability (whether individually or in the aggregate for all Loan Parties and the Subsidiaries) in excess of $3,000,000, not fully covered by insurance, subject to normal deductibles.

(c) Each Loan Party will, and will cause each Subsidiary to, undertake reasonable environmental audits and tests upon reasonable request by the Administrative Agent no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), in connection with any future acquisitions of Oil and Gas Properties or other Properties.

Section 8.11 Further Assurances.

(a) Each Loan Party at its expense will promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of such Loan Party, as the case may be, in the Loan Documents or to further evidence and more fully describe the Collateral intended as security for the Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.

(b) Each Loan Party hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Loan Party where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 8.12 Reserve Reports.

(a) On or before March 1st and September 1st of each year, commencing March 1, 2015, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report. The Reserve Report as of January 1 to be delivered on March 1 of each year shall be prepared by the Loan Parties and reviewed or audited by one or more Approved Petroleum Engineers, and the July 1 Reserve Report to be delivered on September 1 of each year shall be prepared by or under the supervision of the chief engineer of the Loan Parties.

(b) In the event of an interim redetermination under the First Lien Revolving Credit Agreement, the Borrower shall furnish to the Administrative Agent and the Lenders a copy of the Reserve Report delivered in connection therewith.

(c) The delivery of each Reserve Report pursuant to this Section 8.12 shall be deemed to constitute a representation and warranty by the Borrower on the date thereof that in all material respects: (i) the information contained in such Reserve Report and any other information delivered in connection therewith is based on information that was prepared in good faith based upon assumptions believed to be reasonable at the time, (ii) with respect to each July 1 Reserve Report, such Reserve Report has been prepared in accordance with the procedures used in the immediately preceding Reserve Report (after taking into account any required changes to such procedures), (iii) the Loan Parties own good and defensible title to the proved producing Oil and Gas Properties and good title to the other proved Oil and Gas Properties, in each case, evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, and (iv) except as certified to the Administrative Agent in writing, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.19 with respect to its proved Oil and Gas Properties evaluated in such Reserve Report which would require any Loan Party to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor. If requested by the Administrative Agent, with the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible

Officer certifying that to his knowledge, after reasonable inquiry, in all material respects: (i) none of their proved Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all proved Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, (ii) attached to the certificate is a list of all marketing agreements with a term of more than one month that have been entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.20 had such agreement been in effect on the date hereof and (iii) attached thereto is a schedule of the proved Oil and Gas Properties of each Loan Party evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the Borrowing Base that the value of such Mortgaged Properties represent.

Section 8.13 Title Information.

(a) On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a), the Borrower will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the proved Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered, satisfactory title information on at least eighty percent (80%) of the total value of the proved Oil and Gas Properties evaluated by such Reserve Report.

(b) If the Borrower has provided title information for additional Properties under Section 8.13(a), the Borrower shall, within sixty (60) days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03, (ii) substitute Mortgaged Properties acceptable to the Administrative Agent with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clauses (e), (g) and (h) of such definition) having an equivalent value or (iii) deliver title information in form and substance acceptable to the Administrative Agent so that it shall have received, together with title information previously delivered, reasonably satisfactory title information on at least eighty percent (80%) of the total value of the proved Oil and Gas Properties evaluated by such Reserve Report.

Section 8.14 Additional Collateral; Additional Guarantors.

(a) In connection with the delivery of each Reserve Report, the Borrower shall review the Reserve Report and the information regarding current Mortgaged Properties to ascertain whether the proved Oil and Gas Properties that constitute Mortgaged Properties represent (i) one hundred percent (100%) of the proved Oil and Gas Properties held by the Loan Parties in San Juan County, Utah and (ii) in the aggregate, a percentage of the total value of the proved Oil and Gas Properties evaluated in the most recently completed Reserve Report greater than or equal to the Mortgage Threshold, after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the proved Oil and Gas Properties that constitute Mortgaged Properties do not represent (i) one hundred percent (100%) of the proved Oil and Gas Properties held by the Loan Parties in San Juan County, Utah and (ii) in the aggregate, a percentage of the total value of the proved Oil and Gas Properties evaluated in the most recently completed Reserve Report greater than or equal to the Mortgage Threshold, then each Loan Party shall grant to the Administrative Agent as security for the Indebtedness a second-priority Lien interest (with priority subject only to Liens permitted by the terms of by Section 9.03 or operation of law to have priority)on additional proved Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the proved Oil and Gas Properties that constitute Mortgaged Properties will represent (i) one hundred percent (100%) of the proved Oil and Gas Properties held by the Loan Parties in San Juan County, Utah and (ii) otherwise, a percentage of such total value greater than or equal to the Mortgage Threshold. All such Liens will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

(b) The Borrower shall promptly cause each Domestic Subsidiary (other than any Subsidiary classified as such based on any Loan Party or any other Subsidiary being a general partner thereof, unless such Subsidiary is a Wholly-Owned Subsidiary) now existing or hereafter created or acquired that is not an Unrestricted Subsidiary to guarantee the Indebtedness pursuant to the Guaranty and Collateral Agreement. In connection with any such guaranty, the Borrower shall, or shall cause each such Domestic Subsidiary to, (A) assume the obligations under the Guaranty and Collateral Agreement and this Agreement applicable to a Guarantor, by executing and delivering a supplement or joinder to the Guaranty and Collateral Agreement, in form and substance satisfactory to the Administrative Agent, (B) pledge all of the Equity Interests that it owns in any Loan Party (including, without limitation, delivery of any original stock certificates or other certificates evidencing the Equity Interests of such Loan Party, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof), (C) confirm that it is a “Grantor” under the Intercreditor Agreement by executing and delivering a Joinder Agreement (as defined in the Intercreditor Agreement) thereto, in form and substance satisfactory to the Administrative Agent, and (D) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

(c) The Loan Parties will at all times cause the other material Property of the Loan Parties of the types not addressed by clauses (a) and (b) above to be subject to a perfected Lien (with priority subject only to Liens permitted by the terms of by Section 9.03 or operation of law to have priority) pursuant to the Security Instruments to the extent that such Lien can be granted and perfected under applicable law and subject to any exceptions set forth in the Security Instruments; provided, that the Administrative Agent may waive the requirements of this Section 8.14(c), in its sole discretion, with respect to (i) certain Property if the Administrative Agent determines that the cost of obtaining a Lien on such Property is excessive in relation to the value afforded thereby, (ii) Property with respect to which a Lien cannot be perfected under the Uniform Commercial Code and (iii) deposit account control agreements and security account control agreements.

(d) The Borrower agrees that it will not, and will not permit any Guarantor to, grant a Lien on any Property to secure the First Lien Debt without contemporaneously granting to the Administrative Agent, as security for the Indebtedness, a perfected Lien (with priority subject only to Liens permitted by the terms of by Section 9.03 or operation of law to have priority) on the same Property pursuant to Security Instruments in substantially the same form or otherwise in form and substance reasonably satisfactory to the Administrative Agent. In connection therewith, the Borrower shall, and shall cause each Guarantor to execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

(e) The Borrower will cause any Person guaranteeing the First Lien Debt to contemporaneously become a Guarantor hereunder in accordance with Section 8.14(b).

(f) Notwithstanding any provision in any of the Loan Documents to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulations) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulations) owned by the Borrower or any Restricted Subsidiary included in the Mortgaged Property and no Building or Manufactured (Mobile)

Home shall be encumbered by any Security Instrument; provided, that (A) the Borrower’s and Restricted Subsidiaries’ interests in all lands and Hydrocarbons situated under any such Building or Manufactured (Mobile) Home shall be included in the Mortgaged Property and shall be encumbered by the Security Instruments and (B) the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, permit to exist any Lien on any Building or Manufactured (Mobile) Home owned by any of them except Excepted Liens.

Section 8.15 ERISA Compliance. Except as could not reasonably be expected to result in liability of any Loan Party and any Subsidiary of more than $1,000,000 individually or in the aggregate for all Loan Parties and the Subsidiaries, the Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) promptly upon becoming aware of the occurrence of any ERISA Event or of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action such Loan Party, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) promptly upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan) except as could not reasonably be expected to result in liability to any Loan Party and any Subsidiary of less than $1,000,000 individually or in the aggregate for all Loan Parties and all Subsidiaries, such Loan Party will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment change or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

Section 8.16 Unrestricted Subsidiaries. Each Loan Party:

(a) will conduct its management, business and affairs in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting its Properties and that of its respective Restricted Subsidiaries to be commingled) so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from the Loan Parties.

(b) will not incur, assume, guarantee or be or become liable for any Debt of any of the Unrestricted Subsidiaries.

(c) will not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Debt of, any Loan Party.

Section 8.17 Patriot Act. Each Loan Party shall promptly, following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Section 8.18 Hedging Agreements. Together with each Reserve Report required to be delivered under Section 8.12(a), the Borrower shall also deliver a certificate executed by a Responsible Officer certifying (with calculations in detail reasonably acceptable to the Lead Investor) that the Borrower, or one or more of its Restricted Subsidiaries, have entered into and are maintaining one or more Hedging Agreements in respect of commodities (the “Required Hedging Agreements”), each with an Approved Counterparty, for notional volumes aggregating at least seventy percent (70.0%) of the reasonably anticipated projected Hydrocarbon production for the then Current Rolling Hedge Period, taken as a whole, from the Borrower and its Restricted Subsidiaries’ total Proved Developed Producing Reserves. As used herein, “Current Rolling Hedge Period” means, following the delivery of the then most recent Reserve Report under Section 8.12(a), the period beginning on the most recently occurring January 1 or July 1 and ending two years thereafter. For example, following delivery of the Reserve Report prepared as of January 1, 2015, the Current Rolling Hedge Period will be the period beginning on January 1, 2015 and ending on and including December 31, 2016; and following the delivery of the Reserve Report prepared as of July 1, 2015, the Current Rolling Hedge Period will be the period beginning on July 1, 2015 and ending on and including June 30, 2017.

Section 8.19 Annual Budget. The Loan Parties shall submit an Annual Budget to the Lead Investor no later than thirty days prior to the start of each fiscal year, provided that the Annual Budget for fiscal year 2015 shall be delivered and accepted by the Lead Investor (such acceptance not to be unreasonably withheld, provided that the Lead Investor shall have at least 15 days to review any proposed Annual Budget before determining whether to accept such Annual Budget) no later than February 15, 2015, and shall not make any expenditure that deviates 15% or more from the amount set forth in the approved Annual Budget without the written consent of the Lead Investor.

ARTICLE IX

NEGATIVE COVENANTS

Until the principal of, premium on, if any, and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full in cash, each Loan Party covenants and agrees with the Lenders that:

Section 9.01 Financial Covenants.

(a) Proved Reserves Coverage Ratio. The Loan Parties will not, as of the last day of any fiscal quarter permit the Proved Reserves Coverage Ratio to be less than (i) 1.1 to 1.0 for the fiscal quarters ending December 31, 2014 and March 31, 2015, (ii) 1.25 to 1.0 for the fiscal quarters ending June 30, 2015 and September 30, 2015, and (iii) 1.5 to 1.0 for any fiscal quarter ending on or after December 31, 2015.

(b) Proved Developed Reserves Coverage Ratio. The Loan Parties will not, as of the last day of any fiscal quarter, beginning with the fiscal quarter ending December 31, 2014, permit the Proved Developed Reserves Coverage Ratio to be less than 1.0 to 1.0.

(c) Total Net Secured Leverage Ratio. The Loan Parties will not, as of the last day of any fiscal quarter, beginning with the fiscal quarter ending December 31, 2014, permit the Total Net Secured Leverage Ratio to be greater than 3.50 to 1.00.

(d) Additional Test Dates. By notifying the Borrower, the Lead Investor may elect once each calendar year to test the ratios referred to in Sections 9.01(a) and (b) on the date specified by the Lead Investor (such date, an “Additional Test Date”). Upon such notice to the Borrower, the Borrower shall deliver to the Administrative Agent and the Lenders (i) a Reserve Report audited by an

Approved Petroleum Engineer with an “as of” date as required by the Lead Investor and (ii) a certificate or report calculating the Adjusted PV10 for the period ending on such “as of” date and showing in reasonable detail, each component of the calculation in compliance with the requirements of the above definitions of “PV10” and “Adjusted PV10”, each to be delivered no later than sixty (60) days following the receipt of such request. The Loan Parties will not, as of any such Additional Test Date, permit the Proved Reserves Coverage Ratio to be less than (i) 1.1 to 1.0 for any Additional Test Date occurring during the period from January 1, 2015 to and including June 29, 2015, (ii) 1.25 to 1.0 for any Additional Test Date occurring during the period from July 1, 2015 to and including December 30, 2015, and (iii) 1.5 to 1.0 for any Additional Test Date occurring on or after December 31, 2015. In addition, the Loan Parties will not, as of any Additional Test Date on or after December 31, 2014, permit the Proved Developed Reserves Coverage Ratio to be less than 1.0 to 1.0.

Section 9.02 Debt. Each Loan Party will not incur, create, assume or suffer to exist any Debt, except:

(a) The Indebtedness arising under the Loan Documents, including, subject to Section 2.07, any Incremental Term Loans, or any guaranty of or suretyship arrangement for the Indebtedness arising under the Loan Documents;

(b) [Reserved];

(c) Debt under Capital Leases for compressors or other oil field equipment (excluding drilling rigs but not work-over rigs) in aggregate principal amount not to exceed 10% of the Borrowing Base then in effect at the time of the incurrence of such Debt;

(d) Intercompany Debt between any Loan Party and any other Loan Party or between any Loan Party and any Subsidiary to the extent permitted by Section 9.05(h); provided that any such Debt owed by any Loan Party shall be subordinated to the Indebtedness on terms set forth in the Guaranty and Collateral Agreement;

(e) Endorsements of negotiable instruments for collection in the ordinary course of business;

(f) The Senior Notes and any other unsecured Debt (including but not limited to refinancings of the Senior Notes), provided that (i) any such other unsecured Debt must have a maturity date at least six months after November 1, 2019, and (ii) at the time of issuance or incurrence of such other unsecured Debt, the aggregate consolidated principal amount of all Debt of the Borrower and its Subsidiaries then outstanding, whether secured or unsecured, that constitutes (A) Indebtedness under the Loan Documents, (B) Debt allowed under this subsection (f), including such unsecured Debt, or (C) Debt allowed under the following subsection (i) does not exceed $900,000,000;

(g) Debt under Synthetic Leases for compressors or other oil field equipment (excluding drilling rigs but not work-over rigs) to the extent permitted by Section 9.07;

(h) Other Debt not to exceed $5,000,000 in the aggregate at any one time outstanding; and

(i) First Lien Debt and any Permitted Refinancing thereof, in an amount not to exceed the First Lien Cap.

Notwithstanding the foregoing, under no circumstances shall the Total Secured Debt of the Loan Parties exceed $500,000,000. It being understood and agreed that the limitation in this paragraph does not permit the incurrence of any Debt other than that permitted by the foregoing clauses (a) through (i) of Section 9.02.

Section 9.03 Liens. Each Loan Party will not create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a) Liens securing the payment of any Indebtedness;

(b) Excepted Liens;

(c) Liens securing Capital Leases for compressors or other oil field equipment (excluding drilling rigs but not work-over rigs) permitted by Section 9.02(c) but only on the Property under lease;

(d) any Lien existing on Property of a Person immediately prior to its being consolidated with or merged into a Loan Party or its becoming a Restricted Subsidiary, or any Lien existing on any Property acquired by a Loan Party at the time such Property is so acquired, provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person’s becoming a Restricted Subsidiary or such acquisition of Property, and (ii) each such Lien shall extend solely to the item or items of Property so acquired and any other Property which is an improvement or accession to such acquired Property;

(e) Liens on Property not constituting Collateral for the Indebtedness and not otherwise permitted by the foregoing clauses of this Section 9.03; provided that the principal or face amount of all Debt secured under this Section 9.03(e) shall not exceed $1,000,000 in the aggregate for all Loan Parties; and

(f) Liens securing the First Lien Debt and any Permitted Refinancings thereof granted in accordance with and subject to the terms of the Intercreditor Agreement.

Section 9.04 Restricted Payments. Each Loan Party will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment except

(a) the Loan Parties may make Restricted Payments to each other;

(b) the Borrower may pay dividends on preferred Equity Interests to the extent that (i) such preferred Equity Interests are not Disqualified Capital Stock, (ii) both before and after giving effect to any Restricted Payment pursuant to this Section 9.04(b), the Borrower would be in compliance with the Financial Covenants then in effect and (iii) no Event of Default is continuing; and

(c) the Borrower may make other Restricted Payments not to exceed $5,000,000 in the aggregate during any fiscal year; provided that the Restricted Payments permitted under clause (c) may not be made (i) upon the occurrence and during the continuance of any Event of Default or (ii) if the sum of its unrestricted cash and unused availability under the First Lien Revolving Credit Agreement, if any, is less than 10% of the Borrowing Base then in effect and provided, further that the aggregate amount of Restricted Payments made pursuant to this Section 9.04(c) shall not exceed $20,000,000.

Section 9.05 Investments. Each Loan Party will not make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a) Investments existing as of the Effective Date that are reflected in the financial statements of the Borrower for the fiscal quarter ending September 30, 2014 (to the extent that such Investments are reflected on Schedule 9.05) or which are otherwise disclosed to the Lenders in Schedule 9.05;

(b) accounts receivable arising in the ordinary course of business;

(c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of acquisition thereof;

(d) commercial paper maturing within one year from the date of acquisition thereof rated in the highest grade by S&P or Moody’s;

(e) demand deposits, and deposits maturing within one year from the date of creation thereof, with, including certificates of deposit issued by, (i) any Lender, (ii) any “Lender” under the First Lien Revolving Credit Agreement or (iii) any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively or, in the case of any Foreign Subsidiary, a bank organized in a jurisdiction in which the Foreign Subsidiary conducts operations having assets in excess of $500,000,000 (or its equivalent in another currency);

(f) deposits in money market funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d), Section 9.05(e), or Section 9.05(g);

(g) Repurchase agreements of a commercial bank in the United States or Canada if the commercial paper of such bank or of the bank holding company of which such bank is a wholly owned subsidiary is rated in the highest rating categories of S&P, Moody’s, or any other rating agency satisfactory to the Majority Lenders, that are fully secured by securities described in Section 9.05(c);

(h) Investments (i) made by a Loan Party in or to any other Loan Party or (ii) made by a Loan Party or any Restricted Subsidiary in or to any Unrestricted Subsidiary that is a Domestic Subsidiary; provided that the amounts invested by a Loan Party and all Restricted Subsidiaries in the aggregate at any one time outstanding in all such Unrestricted Subsidiaries shall not exceed $3,000,000;

(i) subject to the limits in Section 9.06, Investments in business units resulting in direct ownership interests in, or Investments to acquire new Restricted Subsidiaries that own, additional Oil and Gas Properties, gas gathering, processing and transportation systems and all other assets related to the business permitted under Section 9.06 located within the geographic boundaries of the United States of America including the outer continental shelf thereof, so long as, in each case, the Borrower and its Restricted Subsidiaries are in compliance with the Financial Covenants both before and after giving effect to such Investment;

(j) loans and advances to directors, officers and employees of the Borrower or any Restricted Subsidiary permitted by applicable law not to exceed $250,000 in the aggregate at any time;

(k) other Investments not to exceed $2,500,000 in the aggregate at any time; and

(l) Investments arising from the endorsement of financial instruments in the ordinary course of business.

Section 9.06 Nature of Business; International Operations. Each Loan Party will not allow any material change to be made in the character of its business as an independent oil and gas exploration and production company with midstream assets. Each Loan Party will not engage in the business of trading Hydrocarbons. From and after the date hereof, each Loan Party and each Subsidiary will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to any Oil and Gas Properties not located within the geographical boundaries of the United States including the outer continental shelf thereof.

Section 9.07 Limitation on Operating Leases. Each Loan Party will not create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding Capital Leases and leases of Hydrocarbon Interests), under operating leases or lease agreements which would cause the aggregate amount of all payments made by all Loan Parties pursuant to all such operating leases or lease agreements (including, without limitation, any residual payments at the end of any such lease but excluding any payments not to exceed $2,500,000 in the aggregate per fiscal year due on termination of any such lease at a Loan Party’s option), to exceed $10,000,000 in any fiscal year.

Section 9.08 Proceeds of Loans. Each Loan Party will not permit the Loans to be used for any purpose other than those permitted by Section 7.22. Neither a Loan Party nor any Person acting on behalf of a Loan Party has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, such Loan Party will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

Section 9.09 ERISA Compliance. Except as could not reasonably be expected to result in liability to the Loan Parties and the Subsidiaries of more than $500,000 individually or in the aggregate, each Loan Party and the Subsidiaries will not at any time:

(a) engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which a Loan Party, a Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code, if either of which would have a Material Adverse Effect;

(b) terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could reasonably be expected to result in any liability of a Loan Party, a Subsidiary or any ERISA Affiliate to the PBGC;

(c) fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, a Loan Party, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto if such failure could reasonably be expected to have a Material Adverse Effect;

(d) permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan which exceeds $500,000;

(e) Permit, or allow any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by a Loan Party, a Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.

(f) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan.

(g) acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to a Loan Party or a Subsidiary or with respect to any ERISA Affiliate of a Loan Party or a Subsidiary if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any Multiemployer Plan, or (ii) any other Plan under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities by any amount in excess of $500,000.

(h) incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA.

(i) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability to any Loan Party.

(j) provide or permit any ERISA Affiliate to provide security with respect to a Plan under section 436 of the Code.

Section 9.10 Sale or Discount of Receivables. Except for receivables obtained by a Loan Party out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, no Loan Party will discount or sell (with or without recourse) to any other Person that is not a Loan Party any of its notes receivable or accounts receivable.

Section 9.11 Mergers, Etc. No Loan Party will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (any such transaction, a “consolidation”); provided that any Restricted Subsidiary may participate in a consolidation with any Loan Party (provided that a Loan Party shall be the continuing or surviving corporation) or any other Restricted Subsidiary that is a Domestic Subsidiary (provided that if one of such parties to the consolidation is a Foreign Subsidiary, such Domestic Subsidiary shall be the continuing or surviving Person) and if one of such Restricted Subsidiaries is a Wholly-Owned Subsidiary, then the surviving Person shall be a Wholly-Owned Subsidiary.

Section 9.12 Sale of Properties. The Borrower will not, and will not permit any Restricted Subsidiary to, sell, assign, farm-out, convey or otherwise transfer (collectively, “Transfer”) (i) any Oil and Gas Property or any interest in Hydrocarbons produced or to be produced therefrom, (ii) any Gathering System, and (iii) the Equity Interest in any Restricted Subsidiary that owns any Oil and Gas Property or any Gathering System, except for:

(a) the sale of Hydrocarbons in the ordinary course of business;

(b) the Transfer of equipment in the ordinary course of business or that is no longer necessary for the business of such Loan Party or is replaced by equipment of at least comparable value and use;

(c) Transfers of Oil and Gas Properties to which no Proved Reserves are attributed and Transfers of all (but not less than all) of the Equity Interests in any Restricted Subsidiary that does not own any Proved Reserves;

(d) Transfers of Oil and Gas Properties to which Proved Reserves are attributed, Transfers of Gathering Systems and Transfers of Equity Interests in Restricted Subsidiaries owning any of the foregoing assets, provided in each case that: (i) ninety percent (90%) of the consideration (determined after excluding assumption of liabilities but without duplication of any reduction in the cash consideration received by the Borrower or its Restricted Subsidiaries on account of such assumption of liabilities) received in respect of such Transfer shall be cash, Cash Equivalents or Oil and Gas Properties; provided in addition that not less than seventy-five percent (75%) of the consideration received in respect of such Transfer (determined after excluding assumption of liabilities but without duplication of any reduction in the cash consideration received by the Borrower or its Restricted Subsidiaries on account of such assumption of liabilities) shall be cash or Cash Equivalents, (ii) the consideration received shall be equal to or greater than the fair market value of such Property Transferred (as reasonably determined by the board of directors (or its equivalent) of the Borrower or, in the case of a transfer for consideration of $7,500,000 or less, a Responsible Officer of the Borrower and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to that effect), (iii) if such Transfer is a Transfer of Equity Interests in a Restricted Subsidiary, it is a Transfer of all Equity Interests of such Restricted Subsidiary then owned, directly or indirectly, by the Borrower and (iv) if the fair market value of the Proved Reserves, the Gathering Systems or Equity Interests in Restricted Subsidiaries owning any of the foregoing assets, as applicable, disposed of in such Transfer is greater than or equal to $50,000,000, the Lead Investor shall have consented to such Transfer (provided that the foregoing consent right shall not apply if the proceeds of such Transfer will be used to repay the Indebtedness outstanding under this Agreement (including any premium) in full);

(e) the sale, trade or other disposition of seismic, geologic or other data, licenses and similar rights; and

(f) Transfers among the Loan Parties;

provided, that the Net Cash Proceeds of any Transfer of any Property shall be used to prepay the Loans as and to the extent required in accordance with Section 3.04(c). The Administrative Agent will, upon request and at the expense of the Borrower, release its Liens on (x) any Property (and release any transferred Guarantor from the Guaranty and Collateral Agreement) permitted to be sold or otherwise transferred under this Section 9.12, or (y) any other Collateral not subject to this Section 9.12 upon the sale or transfer thereof, in each case effective as of the time of the sale or transfer thereof; provided, that in each case, the Administrative Agent may request and be entitled to rely on a certificate of a Responsible Officer of the Borrower certifying that such sale or transfer is permitted by this Agreement. Although subject to Section 3.04(c), Casualty Events shall not be considered Transfers restricted by or subject to this Section 9.12.

Section 9.13 Environmental Matters. Each Loan Party will not, and will not permit any Subsidiary to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any Remedial Work under any applicable Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.

Section 9.14 Transactions with Affiliates. Each Loan Party will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Loan Parties) unless such transactions are otherwise permitted under this Agreement or are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

Section 9.15 Subsidiaries. Each Loan Party shall not create or acquire any additional Subsidiaries, except that the Borrower and any of its Restricted Subsidiaries may create or acquire any additional Subsidiaries if the Borrower or such Restricted Subsidiary gives prior written notice to the Administrative Agent of such creation or acquisition and, if such additional Subsidiary is a Restricted Subsidiary, complies with Section 8.14(b). The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, sell, assign or otherwise dispose of any Equity Interests in any Restricted Subsidiary except in compliance with Section 9.12. No Loan Party nor any Subsidiary shall have any Foreign Subsidiaries.

Section 9.16 Amendments of First Lien Documents and Payments of Senior Notes.

(a) Except as otherwise permitted by the Intercreditor Agreement, the Borrower will not, and will not permit any Restricted Subsidiary to, enter into or permit any supplement, modification, amendment or amendment or restatement of, or waive any right or obligation of any Person under the First Lien Documents, that would have the effect of (i) increasing the principal amount of the First Lien Debt to more than the First Lien Debt Cap, (ii) increasing the yield on the First Lien Debt, after including any original issue discount, upfront or similar fees, to a yield greater than LIBOR plus five percent (5.0%), or providing for more than two percent (2.0%) of such yield to be attributable to original issue discount or other applicable fees, (iii) extending the final maturity date of the First Lien Debt beyond the Maturity Date under this Agreement, or (iv) restricting the Borrower from making payments on the Indebtedness that were allowed under the First Lien Documents prior to the making of such supplement, modification, amendment or amendment, restatement, or waiver.

(b) The Borrower will not, and will not permit any Restricted Subsidiary to, call, make or offer to make any voluntary Redemption or otherwise voluntarily Redeem in any manner whatsoever (whether in whole or in part) any principal of any Senior Notes or any other Debt permitted under Section 9.02(f).

Section 9.17 Negative Pledge Agreements; Dividend Restrictions. Each Loan Party will not create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any Restricted Subsidiary from paying dividends or making distributions to any Loan Party, or which requires the consent of or notice to other Persons in connection therewith; provided, however, that the preceding restrictions will not apply to encumbrances or restrictions arising under or by reason of (a) the Loan Documents, (b) any leases or licenses or similar contracts as they affect any Property or Lien subject to such lease, license or similar contract, (c) any contract, agreement or understanding creating Liens on Capital Leases or to secure purchase money Debt permitted by Section 9.03(c) (but only to the extent related to the Property on which such Liens were created), (d) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the equity or Property of such Restricted Subsidiary (or the Property that is subject to such restriction) pending the closing of such sale or disposition or (e) subject to the Intercreditor Agreement, the First Lien Documents.

Section 9.18 Take-or-Pay or Other Prepayments. Each Loan Party will not receive prepayments in excess of $500,000 outstanding in the aggregate at any time (whether under take-or-pay contracts or otherwise) with respect to the sale or exchange of Hydrocarbons from Oil and Gas Properties of a Loan Party or any Restricted Subsidiary.

Section 9.19 Hedging Agreements. Each Loan Party will not enter into any Hedging Agreements with any Person other than:

(a) Hedging Agreements in respect of commodities (i) with an Approved Counterparty and (ii) which, when aggregated with all other commodity Hedging Agreements of the Loan Parties then in effect (but excluding all basis differential swaps on volumes already hedged pursuant to other Hedging Agreements), do not have the net effect of constituting a call (whether under physical or derivative Hedging Agreements) on more than (A) 85% of the reasonably anticipated projected production from proved Oil and Gas Properties of the Loan Parties for the first two years during the period during which such Hedging Agreements are in effect for each of crude oil and natural gas, calculated separately and (B) the greater of 75% of the reasonably anticipated projected production from proved Oil and Gas Properties of the Loan Parties or 85% of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties of the Loan Parties for the period after such two year period during which such Hedging Agreements are in effect for each of crude oil and natural gas, calculated separately. In no event shall any Hedging Agreement (1) be entered into for speculative or investment purposes or (2) be for a term of longer than 60 months; provided however, a Hedging Agreement which was entered into as a hedge but is deemed to be “speculative” for accounting purposes shall not be considered “speculative” under this Section 9.19(a) merely by virtue of such accounting treatment.

(b) Hedging Agreements in respect of interest rates with an Approved Counterparty, as follows: (i) Hedging Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated and netted with all other Hedging Agreements of the Borrower and its Restricted Subsidiaries then in effect) do not exceed the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a fixed rate and (ii) Hedging Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated and netted with all other Hedging Agreements of the Borrower and its Restricted Subsidiaries then in effect) do not exceed (A) for revolving loans, seventy-five (75%) of the then outstanding principal amount of the Borrower’s Debt for revolving loans which bear interest at a floating rate and (B) for term loans, one hundred percent (100%) of the then outstanding principal amount of the Borrower’s Debt for term loans which bear interest at a floating rate.

In no event shall any Hedging Agreement to which the Borrower or any of its Restricted Subsidiaries is a party contain any requirement, agreement or covenant for the Borrower or any Restricted Subsidiary to post cash or other collateral or margin (except for letters of credit not exceeding $4,000,000 in the aggregate at any time and collateral subject to Liens allowed under Section 9.03(d) and Section 9.03(f)), to secure their obligations under such Hedging Agreement or to cover market exposures.

Section 9.20 Designation and Conversion of Restricted and Unrestricted Subsidiaries.

(a) Unless designated as an Unrestricted Subsidiary on Schedule 7.15 as of the date hereof or thereafter, assuming compliance with Section 9.20(b), any Person that becomes a Subsidiary of a Loan Party shall be classified as a Restricted Subsidiary.

(b) The Borrower may designate by written notification thereof to the Administrative Agent, any Restricted Subsidiary, including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary if (i) neither such Subsidiary nor any of its Subsidiaries owns any Equity Interests or Debt of, or owns or holds any Lien on any Property of, a Loan Party or any other Subsidiary of a Loan Party that is not a Subsidiary of the Subsidiary to be so designated, (ii) prior, and after giving effect, to such designation, no Default or Event of Default shall have occurred and be continuing, (iii) such designation is deemed to be an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of the Borrower’s direct and indirect ownership interest in such Subsidiary and such Investment would be permitted to be made at the time of such designation under Section 9.05(h). Except as provided in this Section 9.20(b), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

(c) The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if after giving effect to such designation, (i) after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and (ii) any Debt of such Subsidiary shall not be secured by Liens at the time of such designation except for Liens permitted by Section 9.03, and (iv) such Loan Party complies with the requirements of Section 8.14, Section 8.16 and Section 9.15.

ARTICLE X

EVENTS OF DEFAULT; REMEDIES

Section 10.01 Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a) The Borrower shall fail to pay any principal of any when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(b) Any Loan Party shall fail to pay any interest or premium, if any, on any Loan, or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days.

(c) Any representation or warranty made or deemed made by or on behalf of a Loan Party or any Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made.

(d) Any Loan Party or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01, Section 8.02, Section 8.03, Section 8.12, Section 8.13, Section 8.14, Section 8.15, Section 8.16, Section 8.19, or in Article IX.

(e) Any Loan Party or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of the Majority Lenders).

(f) Any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Debt, when and as the same shall become due and payable, and if there is any applicable cure or grace period, such failure shall continue unremedied beyond the expiration of such cure or grace period.

(g) Any event or condition occurs that (i) results in any Material Debt becoming due prior to its scheduled maturity (other than a determination or redetermination of the Borrowing Base that requires the Borrower to make payments under the First Lien Revolving Credit Agreement so long as the Borrower complies with its obligations under the First Lien Revolving Credit Agreement to make such payments), or requires the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity, by a Loan Party, (ii) results in the acceleration of the maturity of the Debt under the First Lien Revolving Credit Agreement due to breach of any financial covenant thereunder, or (iii) otherwise constitutes an event of default under any Material Debt, the First Lien Revolving Credit Agreement or the Senior Notes that enables or permits the holder or holders of any the First Lien Debt or any agent on its or their behalf to cause the First Lien Debt to become due, prior to its scheduled maturity, or require a Loan Party to make an offer in respect thereof.

(h) An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered.

(i) A Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for a Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

(j) A Loan Party shall become unable, admit in writing its inability, or fail generally to pay its debts as they become due.

(k) One or more judgments for the payment of money in an aggregate amount in excess of $2,500,000 (to the extent not covered by independent third party insurance provided by insurers acceptable to the Administrative Agent as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against a Loan Party or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of a Loan Party to enforce any such judgment.

(l) The Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against a Loan Party or the collateral agent, administrative agent or any lender or, in the case of the Intercreditor Agreement, against any other party thereto, or shall be repudiated, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or a Loan Party or any of its Affiliates shall so state in writing.

(m) An ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of a Loan Party and any Subsidiary in an aggregate amount exceeding $3,000,000 in any year.

(n) A Change in Control shall occur.

Section 10.02 Remedies.

(a) In the case of an Event of Default other than one described in Section 10.01(h) or Section 10.01(i), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders shall, by notice to the Borrower, declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest and premium (including any MOIC Amount), if any, thereon and all fees and other obligations of the Loan Parties accrued hereunder and the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by each Loan Party; and in case of an Event of Default described in Section 10.01(h) or Section 10.01(i), the principal of the Loans then outstanding, together with accrued interest and premium (including any MOIC Amount), if any, thereon and all fees and the other obligations of the Loan Parties accrued hereunder and under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by each Loan Party.

(b) In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c) All proceeds realized from the liquidation or other disposition of Collateral or otherwise received after maturity of the Loans, whether by acceleration or otherwise, shall, subject to the Intercreditor Agreement, be applied to the Indebtedness as follows:

(i) first, to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments;

(ii) second, to accrued interest and fees, if any, on the Loans;

(iii) third, pro rata to principal outstanding on the Loans and premium (including any MOIC Amount), if any;

(iv) fourth, to any other Indebtedness that is then owing; and

(v) finally, any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

ARTICLE XI

THE AGENTS

Section 11.01 Appointment; Powers. Each of the Lenders hereby irrevocably (subject to Section 11.06) appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Section 11.02 Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any Subsidiary that is communicated to or obtained by the bank serving as an Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to it by a Loan Party or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to it or as to those conditions precedent specifically required to be to its satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Loan Parties and the Subsidiaries or any other obligor or guarantor, or (vii) any failure by any Loan Party or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein.

Section 11.03 Action by Administrative Agent. The Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that it is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases it shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan

Documents or applicable law. If a Default has occurred and is continuing, the Arranger shall not have any obligation to perform any act in respect thereof. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise no Agent shall be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction.

Section 11.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Loan Parties, the Lenders hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by such Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Agents may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determined in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 11.05 Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 11.06 Resignation of Agents. Subject to the appointment and acceptance of a successor Agent as provided in this Section 11.06, any Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right, in consultation with and upon the approval of the Borrower (so long as no Event of Default has occurred and is continuing), which approval shall not be unreasonably withheld, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation , then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

Section 11.07 Agents as Lenders. Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder and without any duty to account therefor to the Lenders.

Section 11.08 No Reliance. (a) Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by the Loan Parties or any Subsidiary of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Loan Parties or any Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Agents nor the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Loan Parties (or any of their Affiliates) which may come into the possession of such Agent or any of its Affiliates. Each Lender hereby acknowledges and, by becoming a party hereto, consents to the fact that Simpson Thacher and Bartlett LLP is acting as special counsel to the Administrative Agent in connection with this transaction. Each other party hereto will consult with its own legal counsel to the extent it deems necessary in connection with the Loan Documents and the matters contemplated therein. (b) The Lenders acknowledge that the Administrative Agent is acting solely in administrative capacities with respect to the structuring of this Agreement and has no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their administrative duties, responsibilities and liabilities specifically as set forth in the Loan Documents and, if applicable, in its capacity as Lenders hereunder. In structuring, arranging or syndicating this Agreement, each Lender acknowledges that the Administrative Agent may be a lender under this Agreement, the First Lien Debt, other loans or other securities and waives any existing or future conflicts of interest associated with the their role in such other debt instruments. If in its administration of this facility or any other debt instrument, the Administrative Agent determines (or is given written notice by any Lender) that a conflict exists, then it shall eliminate such conflict, if any, within 90 days or resign pursuant to Section 11.06 and shall have no liability for action taken or not taken while such conflict existed.

Section 11.09 Authority to Release Guarantors, Collateral and Liens. Each Lender hereby authorizes the Administrative Agent to (a) release any Collateral that the Administrative Agent is permitted or required to release pursuant to Section 9.12 or that is otherwise permitted to be sold or released pursuant to the terms of the Loan Documents, to confirm that expired leases and plugged and abandoned wells are no longer Collateral, and to release from the Guaranty and Collateral Agreements any Guarantor that is permitted to be sold or disposed of, ceases to be a Restricted Subsidiary, or is converted into an Unrestricted Subsidiary, in each case, pursuant to the terms of the Loan Documents, (b) subordinate (or release) any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to any Lien on such Property that is permitted by Section 9.03(c) or (d) or (c) execute and deliver to a Loan Party, at such Loan Party’s sole cost and expense, any and all releases of Guaranty and Collateral Agreements, Liens, termination statements, assignments or other documents reasonably requested by such Loan Party in connection with any sale or other disposition of Property to the extent such sale or other disposition or other transaction or the release of such Collateral is permitted by the terms of Section 9.12 or is otherwise authorized by the terms of the Loan Documents. Upon the request of the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate particular types or items of Collateral pursuant to this Section 11.09. Notwithstanding anything contained in any of the Loan Documents to the contrary, no Person other than the Administrative Agent has any right to realize upon any of the Collateral individually, to enforce any Liens on Collateral, or to enforce the Guaranty and Collateral Agreement, and all powers, rights and remedies under the Security Instruments may be exercised solely by Administrative Agent on behalf of the Persons secured or otherwise benefitted thereby. By accepting the benefit of the Liens granted pursuant to the Security Instruments, each Person secured by such Liens that is a party hereto agrees to the terms of this Section 11.09.

Section 11.10 The Arranger. The Arranger shall not have any duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than its duties, responsibilities and liabilities in its capacity as a Lender hereunder.

Section 11.11 Filing of Proofs of Claim. In case of any Default or Event of Default under Section 10.01(g), Section 10.01(h) or Section 10.01(i), the Administrative Agent (regardless of whether the principal of any Loan shall then be due and payable and regardless of whether the Administrative Agent has made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to (i) file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that is owing and unpaid and (ii) file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Administrative Agent under Section 3.05 and Section 12.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Each Lender hereby authorizes any custodian, receiver, assignee, trustee, conservator, sequestrator or other similar official in any such judicial proceeding: (i) to make such payments to the Administrative Agent; and (ii) if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 3.05 and Section 12.03. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding. Each Lender retains its right to file and prove a claim separately.

Section 11.12 Intercreditor Agreement. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 12.04) hereby (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) authorizes and directs the Administrative Agent to enter into the Intercreditor Agreement on behalf of such Lender, and agrees that it may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement, (c) authorizes the Administrative Agent to enter into any amendments to the Security Instruments that are necessary in order to reference the Intercreditor Agreement in such Instruments, and (d) agrees to be bound by the terms of the Intercreditor Agreement.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to a Loan Party, to it at Resolute Energy Corporation, 1700 Lincoln, Suite 2800, Denver, Colorado 80203, Attention Theodore Gazulis (Telecopy No. (415) 461-5045); with a copy to Michael Stefanoudakis at the same address (Telecopy No. (303) 623-3628);

(ii) if to the Administrative Agent, to it at Bank of Montreal, 700 Louisiana Street, Suite 2100, Houston, Texas 77002, Attention Benjamin Dubois (Telecopy No. (713) 223-4007);

(iii) if to any other Lender, in its capacity as such, to it at its address (or telecopy number) set forth in its Administrative Questionnaire; and

(iv) the Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Requests and other telephonic notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms of any such unwritten notice varied from any written confirmation thereof. All telephonic notices to and telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereby consents to such recording.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d) Public Side Information Contacts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including the U.S. Federal and state securities Laws, to make reference to Company Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of the

U.S. Federal or state securities Laws. In the event that any Public Lender has elected for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) the Administrative Agent and other Lenders may have access to such information and (ii) neither the Borrower nor the Administrative Agent or any other Lender with access to such information shall have (A) any responsibility for such Public Lender’s decision to limit the scope of information it has obtained in connection with this Agreement and the other Loan Documents or (B) any duty to disclose such information to such electing Lender or to use such information on behalf of such electing Lender, and shall not be liable for the failure to so disclose or use, such information.

(e) Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE ADMINISTRATIVE AGENT DOES NOT WARRANT THE ACCURACY OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or its Related Parties have any liability to the Borrower, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Company Materials through the Platform, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by an final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials obtained through any Platform or other information transmission systems in connection with the Loan Documents or the transactions contemplated thereby unless determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

Section 12.02 Waivers; Amendments.

(a) No failure on the part of any Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan, the rate of interest thereon, the amount of amortization payments, the amount any premium thereon, or any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby, (iii) postpone the scheduled date of payment of any installment of principal or any interest thereon, or any fees payable hereunder, (iv) waive or excuse any non- payment of principal, premium or interest on the Loans, or postpone or extend the Maturity Date without the written consent of each Lender directly and adversely affected thereby, (v) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender directly and adversely affected thereby, (vi) release all or substantially all of the Guarantors or release all or substantially all of the Collateral, without the written consent of each Lender, (vii) change any of the provisions of Section 10.02(c), this Section 12.02(b) or the definitions of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or to make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender directly and adversely affected thereby, (viii) impose any additional restrictions on a Lender’s ability to assign Loans pursuant to Section 12.04, without the written consent of each Lender directly and adversely affected thereby; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent hereunder or under any other Loan Document without the prior written consent of such Agent. Notwithstanding the foregoing, (1) the Borrower and the Administrative Agent may amend this Agreement or any other Loan Document without the consent of the Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document and (2) the Administrative Agent and the Borrower may enter into any amendment, modification or waiver of this Agreement or any other Loan Document or enter into any agreement or instrument to effect the granting, perfection, protection, expansion or enhancement of any Lien in any Collateral or Property to become Collateral to secure the Indebtedness for the benefit of the Lenders or as required by any Governmental Requirement to give effect to, protect or otherwise enhance the rights or benefits of any Lender under the Loan Documents without the consent of any Lender.

Section 12.03 Expenses, Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arranger and their Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental audits and surveys and appraisals, in connection with the arrangement, syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent, the Arranger and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred by the Administrative Agent in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, and (iii) all out-of-pocket expenses incurred by any Agent or any Lender, including the fees, charges and disbursements of any counsel for any Agent or any Lender, in connection with the enforcement or protection of its rights during the continuance of an Event of Default in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) THE LOAN PARTIES SHALL INDEMNIFY THE ARRANGER, EACH AGENT AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES, PENALTIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE LOAN PARTIES OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE LOAN PARTIES SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR THE USE OF THE PROCEEDS THEREFROM, (v) THE OPERATIONS OF THE BUSINESS OF THE LOAN PARTIES AND THE SUBSIDIARIES, (vi) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (vii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE LOAN PARTIES OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (viii) THE BREACH OR NON-COMPLIANCE BY THE LOAN PARTIES OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE LOAN PARTIES OR ANY SUBSIDIARY, (ix) THE PAST OWNERSHIP BY THE LOAN PARTIES OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (x) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE LOAN PARTIES OR ANY SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE LOAN PARTIES OR ANY OF ITS SUBSIDIARIES, (xi) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE LOAN PARTIES OR ANY SUBSIDIARY, OR (xii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiii) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BROUGHT BY A THIRD PARTY OR A LOAN PARTY OR AFFILIATE THEREOF, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN

AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (A) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, (B) RELATE TO CLAIMS BETWEEN OR AMONG ANY OF THE LENDERS, THE AGENT, ARRANGER OR ANY OF THEIR SHAREHOLDERS, PARTNERS OR MEMBERS TO THE EXTENT SUCH CLAIMS (1) DO NOT INVOLVE AN ACT OR OMISSION OF THE BORROWER OR ITS RELATED PARTIES AND (2) ARE NOT BROUGHT AGAINST AN ARRANGER, AGENT OR ISSUING BANK IN ITS CAPACITY AS SUCH, OR (C) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

(c) To the extent that the Borrower or the Loan Parties fail to pay any amount required to be paid by them to any Agent under Section 12.03(a) or (b), as applicable, each Lender severally agrees to pay to such Agent, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent in its capacity as such.

(d) To the extent permitted by applicable law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.

(e) All amounts due under this Section 12.03 shall be payable promptly after written demand therefor.

Section 12.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Loan Parties may not assign or otherwise transfer (except as permitted under Section 9.11) any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Loan Parties without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(1) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of: (A) the Borrower (it being understood that if the Borrower has not objected to an assignment within five (5) Business Days of its receipt of notice of a proposed assignment to a named assignee, then the Borrower is deemed to have consented to such assignment), provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and (B) the Administrative Agent, provided that no such consent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

(i) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, and the Commitments or Loans of any assigning Lender remaining a party hereto after giving effect to the assignment shall be at least $1,000,000, unless, in each case, each of the Borrower, the Administrative Agent otherwise consents, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing; (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and shall deliver notice of the Assignment and Assumption to the Borrower; (E) in the case of an assignment to a CLO, the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, provided that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 12.02(b) that affects such CLO; and (F) no such assignment shall be made to the Borrower or any of the Borrower’s Subsidiaries or other Affiliates.

(ii) Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iii) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, the principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(iv) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(c)(1) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other financial investors (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) such Participant agrees to be bound by Section 12.11. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of the Loan Documents described in the proviso to Section 12.02(b) that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03 and Section 12.11. Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b); provided that each Participant agrees to be subject to the provisions of Section 5.04 as though it were a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.

(i) A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from an adoption of or any change in any Governmental Requirement or in the interpretation or application thereof that occurs after the Participant acquired the applicable participation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.03(f) (it being understood that the documentation required under Section 5.03(f) shall be delivered to the participating Lender) as though it were a Lender.

(ii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Loan Parties to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

Section 12.05 Survival; Revival; Reinstatement .

(a) All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment in full in cash of the Loans or the termination of this Agreement, any other Loan Document or any provision hereof or thereof. Subject to the foregoing sentence, upon (i) repayment in full of the Loans and all interest thereon and other amounts due and owing under this Agreement and all other Obligations (as defined in the Guaranty and Collateral Agreement) then due and owing and (ii) the compliance by the Loan Parties with the covenants and agreements set forth in the Guaranty and Collateral Agreement, upon the written request of the Borrower and at the expense of the Borrower, (A) this Agreement and the other Loan Documents shall terminate, (B) the Collateral thereunder shall be released, and (C) the Administrative Agent shall provide to the Borrower reasonable releases of the Collateral in recordable form (as necessary) and other reasonably requested confirmations or evidence of termination and release.

(b) To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s, and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent or the Lenders to effect such reinstatement.

Section 12.06 Counterparts; Integration; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Arranger and the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

(c) Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, attachment to e-mail or other similar electronic means, shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08 Right of Setoff. Subject to the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Hedging Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Loan Parties or any Restricted Subsidiary against any of and all the obligations of the Loan Parties or any Restricted Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender and its Affiliates under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 12.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), AND TO THE EXTENT PERMITTED UNDER APPLICABLE LAW SUCH SERVICE SHALL BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11 Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or self-regulatory body, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Hedging Agreement relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to any Agent or any Lender on a nonconfidential basis from a source other than a Loan Party. For the purposes of this Section 12.11, “Information” means all information received from a Loan Party or any Subsidiary relating to a Loan Party or any Subsidiary and their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by a Loan Party or a Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.12 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS AND CONDITIONS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY RESULT, SUBJECT TO THE TERMS HEREOF AND THEREOF AND APPLICABLE LAW, IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.13 No Third Party Beneficiaries. The agreement of the Lenders to make Loans hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent or any Lender for any reason whatsoever. There are no third party beneficiaries of the rights of the Borrower under the Loan Documents.

Section 12.14 US Patriot Act Notice. Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act.

Section 12.15 No Fiduciary Duty. Each Lender and its respective Affiliates (collectively, solely for purposes of this Section 12.17, the “Lenders”) may have economic interests that conflict with those of the Loan Parties. Each Loan Party agrees that nothing in any Loan Document will be deemed to create an advisory, fiduciary or agency relationship between Lenders and the Loan Parties, their partners or their Affiliates. Each Loan Party acknowledges and agrees that (a) the transactions with Lenders contemplated by the Loan Documents are arm’s-length commercial transactions between Lenders, on the one hand, and the applicable Loan Parties, on the other, (b) in connection therewith and with the process leading to such transactions each Lender is acting solely as a principal and not the agent or fiduciary of any Loan Party, or of any Loan Party’s management, partners, creditors or other Affiliates, (c) no Lender has assumed a fiduciary responsibility in favor of any Loan Party with respect to the transactions with Lenders contemplated by the Loan Documents or the process leading thereto (irrespective of whether any Lender or any of its Affiliates has advised or is currently advising any Loan Party on other matters) and (d) such Loan Party has consulted its own legal and financial advisors to the extent it deemed appropriate. Each Loan Party further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender owes a fiduciary duty to such Loan Party in connection with the Loan Documents or the process leading thereto.

Section 12.16 Tax Treatment of the Upfront Fees. The Borrower, the Administrative Agent and each Lender agree that the upfront fees described in Section 2.01 will be treated as creating original issue discount for U.S. federal income tax purposes on the Loans.

[SIGNATURES BEGIN NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:	RESOLUTE ENERGY CORPORATION

	By:	/s/ James M. Piccone
James M. Piccone
President

Signature Page

Secured Term Loan Agreement

GUARANTORS:		HICKS ACQUISITION COMPANY I, INC.

RESOLUTE ANETH, LLC

RESOLUTE WYOMING, INC.

RESOLUTE NATURAL RESOURCES COMPANY, LLC

BWNR, LLC

WYNR, LLC

RESOLUTE NORTHERN ROCKIES, LLC

RESOLUTE NATURAL RESOURCES SOUTHWEST, LLC

	By:	/s/ James M. Piccone
James M. Piccone
President of each of the foregoing

Signature Page

Secured Term Loan Agreement

ADMINISTRATIVE AGENT:	BANK OF MONTREAL, as Administrative Agent

	By:	/s/ Thomas D. Dale
	Name:	Thomas D. Dale
	Title:	Managing Director

Signature Page

Secured Term Loan Agreement

RELIANCE STANDARD LIFE INSURANCE COMPANY, as Lender

By: Highbridge Principal Strategies, LLC, its investment manager

By:	/s/ Joseph Deffner
Name:	Joseph Deffner
Title:	Managing Director

Signature Page

Secured Term Loan Agreement

SAFETY NATIONAL CASUALTY CORPORATION, as Lender

By: Highbridge Principal Strategies, LLC, its investment manager

By:	/s/ Joseph Deffner
Name:	Joseph Deffner
Title:	Managing Director

Signature Page

Secured Term Loan Agreement

HIGHBRIDGE SPECIALTY LOAN SECTOR A INVESTMENT FUND, L.P., as Lender

By: Highbridge Principal Strategies, LLC, as Trading Manager

By:	/s/ Joseph Deffner
Name:	Joseph Deffner
Title:	Managing Director

Signature Page

Secured Term Loan Agreement

HIGHBRIDGE PRINCIPAL STRATEGIES - SPECIALTY LOAN FUND III, L.P., as Lender

By: Highbridge Principal Strategies, LLC, as Trading Manager

By:	/s/ Joseph Deffner
Name:	Joseph Deffner
Title:	Managing Director

Signature Page

Secured Term Loan Agreement

HIGHBRIDGE AIGUILLES ROUGES SECTOR A INVESTMENT FUND, L.P., as Lender

By: Highbridge Principal Strategies, LLC, as manager

By:	/s/ Joseph Deffner
Name:	Joseph Deffner
Title:	Managing Director

Signature Page

Secured Term Loan Agreement

HIGHBRIDGE SPECIALTY LOAN INSTITUTIONAL HOLDINGS LIMITED, as Lender

By: Highbridge Principal Strategies, LLC, its investment manager

By:	/s/ Joseph Deffner
Name:	Joseph Deffner
Title:	Managing Director

Signature Page

Secured Term Loan Agreement

HIGHBRIDGE PRINCIPAL STRATEGIES - SPECIALTY LOAN INSTITUTIONAL FUND III, L.P., as Lender

By: Highbridge Principal Strategies, LLC, its Manager

By:	/s/ Joseph Deffner
Name:	Joseph Deffner
Title:	Managing Director

Signature Page

Secured Term Loan Agreement

HIGHBRIDGE PRINCIPAL STRATEGIES - NDT SENIOR LOAN FUND, L.P., as Lender

By: Highbridge Principal Strategies, LLC, its manager

By:	/s/ Joseph Deffner
Name:	Joseph Deffner
Title:	Managing Director

Signature Page

Secured Term Loan Agreement

HIGHBRIDGE PRINCIPAL STRATEGIES - JADE REAL ASSETS FUND, L.P., as Lender

By: Highbridge Principal Strategies, LLC, its investment manager

By:	/s/ Joseph Deffner
Name:	Joseph Deffner
Title:	Managing Director

Signature Page

Secured Term Loan Agreement

ANNEX I

COMMITMENTS

Lender	Commitment
Reliance Standard Life Insurance Company	4,649,080.12
Safety National Casualty Corporation	3,099,386.74
Highbridge Specialty Loan Sector A Investment Fund, L.P.	38,852,377.15
Highbridge Principal Strategies—Specialty Loan Fund III, L.P.	27,869,584.39
Highbridge Aiguilles Rouges Sector A Investment Fund, L.P.	40,000,000.00
Highbridge Specialty Loan Institutional Holdings Limited	12,914,111.43
Highbridge Principal Strategies—Specialty Loan Institutional Fund III, L.P.	7,988,110.16
Highbridge Principal Strategies—NDT Senior Loan Fund, L.P.	4,127,350.01
Highbridge Principal Strategies—Jade Real Assets Fund, L.P.	10,500,000.00
Total:	$150,000,000.00

Annex I - Page 1

EXHIBIT A

FORM OF NOTE

$[___________]	[___________], 201[___]

FOR VALUE RECEIVED, RESOLUTE ENERGY CORPORATION, a Delaware corporation (the “Borrower”) hereby promises to pay to [                    ] or its registered assigns (the “Lender”), at the office of Bank of Montreal (the “Administrative Agent”), in New York, New York, the principal sum of [                ] Dollars ($[                ]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be recorded by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of this Note.

This Note is one of the Notes referred to in the Secured Term Loan Agreement, dated as of December 30, 2014, among the Borrower, certain Subsidiaries of the Borrower, as guarantors, the Administrative Agent, and the other agents and lenders signatory thereto (including the Lender), and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”). The Credit Agreement contains requirements for the transfer of this Note and the registration of such transfer. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

RESOLUTE ENERGY CORPORATION

By:
Name:
Title:

Exhibit A - Page 1

EXHIBIT B

FORM OF BORROWING REQUEST

[____________], 201[___]

Resolute Energy Corporation, a Delaware corporation (the “Borrower”), pursuant to Section 2.03 of the Secured Term Loan Agreement dated as of December 30, 2014 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”), among the Borrower, certain Subsidiaries of the Borrower as guarantors, Bank of Montreal, as Administrative Agent, and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Borrowing as follows:

(i) Aggregate amount of the requested Borrowing is $[_______];

(ii) Date of such Borrowing is December [___], 2014;1

(iii) Requested Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing];

(iv) In the case of a Eurodollar Borrowing, the Interest Period applicable thereto is [______________];

(v) Location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05 of the Credit Agreement, is as follows:

[_________________________________]
[_________________________________]
[_________________________________]
[_________________________________]
[_________________________________]

[1]	Effective Date

Exhibit B - Page 1

The undersigned certifies that he/she is the [________________] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants, on behalf of and as the act of the Borrower (and not individually), that the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement.

RESOLUTE ENERGY CORPORATION

By:
Name:
Title:

Exhbit B - Page 2

EXHIBIT C

FORM OF INTEREST ELECTION REQUEST

[                     ], 201[    ]

Resolute Energy Corporation, a Delaware corporation (the “Borrower”), pursuant to Section 2.04 of the Secured Term Loan Agreement dated as of December 30, 2014 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”), among the Borrower, certain Subsidiaries of the Borrower as guarantors, Bank of Montreal, as Administrative Agent, and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby makes an Interest Election Request as follows:

(i) The Borrowing to which this Interest Election Request applies, and if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information specified pursuant to (iii) and (iv) below shall be specified for each resulting Borrowing) is [                        ];

(ii) The effective date of the election made pursuant to this Interest Election Request is [                    ], 201[    ]; [and]

(iii) The resulting Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing][; and]

[(iv) [If the resulting Borrowing is a Eurodollar Borrowing] The Interest Period applicable to the resulting Borrowing after giving effect to such election is [                            ]].

The undersigned certifies that he/she is the [                                ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants, on behalf of and as the act of the Borrower (and not individually), that the Borrower is entitled to receive the requested continuation or conversion under the terms and conditions of the Credit Agreement.

RESOLUTE ENERGY CORPORATION

By:
Name:
Title:

Exhibit C - Page 1

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he/she is the [                                ] of Resolute Energy Corporation, a Delaware corporation (the “Borrower”), and that as such he/she is authorized to execute this certificate on behalf of the Borrower. With reference to the Secured Term Loan Agreement dated as of December 30, 2014 (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”), among the Borrower, certain Subsidiaries of the Borrower as guarantors (collectively with the Borrower, the “Loan Parties”), Bank of Montreal, as Administrative Agent, and the other agents and lenders (the “Lenders”), which are or become parties thereto, the undersigned represents and warrants, on behalf of and as the act of the Borrower (and not individually), to the best of his/her knowledge after reasonable enquiry as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

(a) The Loan Parties have performed and complied with all agreements and conditions contained in the Agreement and in the Loan Documents required to be performed or complied with by them prior to or at the time of delivery hereof [or specify default and describe].

(b) There exists no Default or Event of Default [or specify Default and describe].

(c) Attached hereto are the detailed computations necessary to determine whether the Loan Parties are in compliance with Section 9.01 of the Agreement as of the end of the fiscal [quarter/year] ending [            ]. Since the end of such fiscal [quarter/year], there has been no change in the location of any Loan Party’s chief executive office or principal place of business, in any Loan Party’s federal taxpayer identification number, or in any Loan Party’s Organizational Documents [except as follows:].2

(d) No change in GAAP occurred since December 31, 2014 that has been applied to the Borrower’s consolidated financial statements [except as follows:].

EXECUTED AND DELIVERED this [                ] day of 201[    ].

RESOLUTE ENERGY CORPORATION

By:
Name:
Title:

[2]	Paragraphs (c) and (d) to be omitted from the Compliance Certificate delivered on the Effective Date.

Exhibit D - Page 1

EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ______________________________

2.	Assignee: ______________________________ [and is an Affiliate/Approved Fund of [identify Lender]3]

3.	Borrower: Resolute Energy Corporation

4.	Administrative Agent: Bank of Montreal, as the administrative agent under the Credit Agreement

5.	Credit Agreement: The Secured Term Loan Agreement dated as of December 30, 2014 among the Borrower, certain subsidiaries of the Borrower as guarantors, the Administrative Agent, the Lenders parties thereto, and the other agents parties thereto.

[3]	Select as applicable.

Exhibit E - Page 1

6.	Assigned Interest:

Aggregate Amount of Loans for all Lenders	Amount of Loans Assigned	Percentage Assigned of Loans[4]

$	$	%

$	$	%

$	$	%

Effective Date: [                        ], 201[    ] [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

The undersigned hereby consent to the within assignment:5

RESOLUTE ENERGY CORPORATION	BANK OF MONTREAL

By:	By:
Name:	Name:
Title:	Title:

[4]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[5]	Consents to be included to the extent required by Section 12.04(b) of the Credit Agreement.

Exhibit E - Page 2

ANNEX 1

Resolute Energy Corporation

Secured Term Loan Agreement

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns and the other parties to the Credit Agreement. This Assignment and Assumption may be executed in any number of counterparts,

Exhibit E - Page 3

which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit E - Page 4

EXHIBIT F

SECURITY INSTRUMENTS

1. Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement (Term Loan), dated December 30, 2014 by Resolute Aneth, LLC, a Delaware limited liability company, as trustor, and J. Craig Smith, an active member of the Utah State Bar residing in Utah and qualified to serve as trustee under the provisions of Section 57-1-21 of the Utah Code Annotated, as trustee, for the benefit of Bank of Montreal, as Administrative Agent, as beneficiary on behalf of the Lenders.

2. Mortgage, Line of Credit Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement (Term Loan), dated December 30, 2014, by Resolute Wyoming, Inc., a Delaware corporation, as mortgagor, for the benefit of Bank of Montreal, as Administrative Agent, as mortgagee on behalf of the Lenders.

3. Mortgage, Line of Credit Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement, dated December 30, 2014, by Resolute Natural Resources Southwest, LLC., a Delaware limited liability company, as mortgagor, for the benefit of Bank of Montreal, as Administrative Agent, as mortgagee on behalf of the Lenders.

4. Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement (Term Loan), dated December 30, 2014 by Resolute Aneth, LLC, a Delaware limited liability company Resolute Natural Resources Southwest, LLC., a Delaware limited liability company, each as a trustor, Joseph Bliss, as trustee, for the benefit of Bank of Montreal, as Administrative Agent, as beneficiary on behalf of the Lenders.

5. Guaranty and Collateral Agreement (Term Loan), dated December 30, 2014, by Resolute Energy Corporation, a Delaware corporation and certain of its Subsidiaries as guarantors, in favor of Bank of Montreal, as administrative agent for the banks and other financial institutions from time to time party to the Second Amended and Restated Credit Agreement.

6. Subordination Agreement (Term Loan), dated December 30, 2014, between Resolute Aneth, LLC, a Delaware limited liability company, NNOG, and Bank of Montreal, as the administrative agent under the Secured Term Loan Agreement,.

7. UCC-1 Financing Statement with Resolute Energy Corporation, a Delaware corporation, as debtor filed with the Delaware Secretary of State

8. UCC-1 Financing Statements with Resolute Natural Resources Company, a Delaware limited liability company, as debtor filed with the Delaware Secretary of State

9. UCC-1 Financing Statements with BWNR, LLC, a Delaware limited liability company, as debtor filed with the Delaware Secretary of State

10. UCC-1 Financing Statements with WYNR, LLC, a Delaware limited liability company, as debtor filed with the Delaware Secretary of State

11. UCC-1 Financing Statement with Resolute Aneth, LLC, a Delaware limited liability company, as debtor filed with the Delaware Secretary of State

Exhibit F - Page 1

12. UCC-1 Financing Statement with Resolute Aneth, LLC, a Delaware limited liability company, as debtor filed with the Utah Secretary of State

13. UCC-1 Financing Statement with Resolute Aneth, LLC, a Delaware limited liability company, as debtor filed with the Business Regulatory Department, (f/k/a Commerce Department), Division of Economic Development of the Navajo National in St. Michael, Arizona

14. UCC-1 Financing Statement with Hicks Acquisition Company I, Inc., a Delaware corporation, as debtor filed with the Delaware Secretary of State

15. UCC-1 Financing Statement with Resolute Wyoming, Inc., a Delaware corporation, as debtor filed with the Delaware Secretary of State

16. UCC-1 Financing Statement with Resolute Northern Rockies, LLC, a Delaware limited liability company, as debtor filed with the Delaware Secretary of State

17. UCC-1 Financing Statement with Resolute Natural Resources Southwest, LLC, a Delaware limited liability company, as debtor filed with the Delaware Secretary of State

Exhibit F - Page 2

EXHIBIT G

FORM OF INCREASED FACILITY ACTIVATION NOTICE

INCREASED FACILITY ACTIVATION NOTICE-INCREMENTAL TERM LOANS

To:	Bank of Montreal, as Administrative Agent
under the Credit Agreement referred to below

Reference is made to the Secured Term Loan Credit Agreement, dated as of December 30, 2014 (as amended, supplemented or modified from time to time, the “Credit Agreement”), by and among Resolute Energy Corporation, a Delaware corporation, as Borrower, certain Subsidiaries of the Borrower as guarantors, Bank of Montreal, as Administrative Agent, and the other agents and lenders which are or become parties thereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

This notice is an Increased Facility Activation Notice referred to in the Credit Agreement, and the Borrower and each Lender party hereto hereby notify you that:

1. Each Lender party hereto agrees to make an Incremental Term Loan in the amount set forth opposite such Lender’s name on the signature pages hereof under the caption “Incremental Term Loan Amount”.

2. The Increased Facility Closing Date is [                        ].

3. The aggregate principal amount of Incremental Term Loans contemplated hereby is $[                ].

4. The Incremental Term Loan of each Lender party hereto shall mature in [        ] consecutive installments, commencing on [                ], 201[    ], each of which shall be in an amount equal to (i) the percentage which the principal amount of such Lender’s Incremental Term Loan made on the Increased Facility Closing Date constitutes of the aggregate principal amount of Incremental Term Loans made on the Increased Facility Closing Date multiplied by (ii) the amount set forth below opposite such installment:

Installment	Principal Amount

[Insert installment dates and amounts]

5. The Applicable Margin for the Incremental Term Loans contemplated hereby is [            ]% per annum in the case of Eurodollar Loans and [__]% per annum in the case of ABR Loans. [INSERT GRID IF APPLICABLE]

6. The agreement of each Lender party hereto to make an Incremental Term Loan on the Increased Facility Closing Date is subject to the satisfaction of the conditions precedent set forth in Section 2.07(c) of the Credit Agreement.

Exhibit G - Page 1

RESOLUTE ENERGY CORPORATION

By:
Name:
Title:

Incremental Term Loan Amount	[NAME OF LENDER]

$

By:
Name:
Title:

CONSENTED TO:

BANK OF MONTREAL, as Administrative Agent

By:
Name:
Title:

Exhibit G - Page 2

EXHIBIT H

FORM OF NEW LENDER SUPPLEMENT

NEW LENDER SUPPLEMENT

SUPPLEMENT, dated [                ], 201[__], to the Secured Term Loan Credit Agreement, dated as of December 30, 2014 (as amended, supplemented or modified from time to time, the “Credit Agreement”), by and among Resolute Energy Corporation, a Delaware corporation, as Borrower, certain Subsidiaries of the Borrower as guarantors, Bank of Montreal, as Administrative Agent, and the other agents and lenders which are or become parties thereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Credit Agreement provides in Section 2.07(b) thereof that any bank, financial institution or other entity may become a party to the Credit Agreement with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) in connection with a transaction described in Section 2.07(a) thereof by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned now desires to become a party to the Credit Agreement;

NOW, THEREFORE, the undersigned hereby agrees as follows:

1. The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this Supplement is accepted by the Borrower and the Administrative Agent, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, and shall make an Incremental Term Loan to the Borrower in the principal amount of $[                ].

2. The undersigned (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Supplement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a Lender, (iii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (iv) if it is a Non-U.S. Lender, attached to this Supplement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the undersigned, and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Exhibit H - Page 1

The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

[_________________________________]
[_________________________________]
[_________________________________]
[_________________________________]
[_________________________________]

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[NAME OF LENDER]

By:
Name:
Title:

Accepted this [____] day of [____________], 201[__]:

RESOLUTE ENERGY CORPORATION

By:
Name:
Title:

BANK OF MONTREAL, as Administrative Agent

By:
Name:
Title:

Exhibit H - Page 2

EXHIBIT I

NOTICE OF ACCOUNT DESIGNATION

Dated December [_], 2014

[                                 ]

Ladies and Gentlemen:

This Notice of Account Designation is delivered to pursuant to the Secured Term Loan Agreement dated as of December 30, 2014, by and among Resolute Energy Corporation, a Delaware corporation, as Borrower, certain Subsidiaries of the Borrower as guarantors, Bank of Montreal, as Administrative Agent, and the other agents and lenders which are or become parties thereto. The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account:

Bank Name:

ABA Routing Number:

Account Number:

Account Name:

In witness whereof, the undersigned has executed this Notice of Account Designation this [                ] day of December, 2014.

RESOLUTE ENERGY CORPORATION

By:
Name:
Title:

Exhibit I - Page 1

EXHIBIT J-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE (FOREIGN LENDERS; NOT PARTNERSHIPS)

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Secured Term Loan Credit Agreement dated as of December 30, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Resolute Energy Corporation, a Delaware corporation, as Borrower, Bank of Montreal, as Administrative Agent, the financial institutions from time to time party thereto as Lenders, and the other parties party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date: [                ], 201[    ]

Exhibit J-1 - Page 1

EXHIBIT J-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE (FOREIGN PARTICIPANTS; NOT PARTNERSHIPS)

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Secured Term Loan Credit Agreement dated as of December 30, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Resolute Energy Corporation, a Delaware corporation, as Borrower, Bank of Montreal, as Administrative Agent, the financial institutions from time to time party thereto as Lenders, and the other parties party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: [                ], 201[    ]

Exhibit J-2 - Page 1

EXHIBIT J-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE (FOREIGN PARTICIPANTS; PARTNERSHIPS)

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Secured Term Loan Credit Agreement dated as of December 30, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Resolute Energy Corporation, a Delaware corporation, as Borrower, Bank of Montreal, as Administrative Agent, the financial institutions from time to time party thereto as Lenders, and the other parties party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN, (ii) an IRS Form W-8BEN-E or (iii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: [                ], 201[    ]

Exhibit J-3 - Page 1

EXHIBIT J-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE (FOREIGN LENDERS; PARTNERSHIPS)

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Secured Term Loan Credit Agreement dated as of December 30, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Resolute Energy Corporation, a Delaware corporation, as Borrower, Bank of Montreal, as Administrative Agent, the financial institutions from time to time party thereto as Lenders, and the other parties party thereto.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN, (ii) an IRS Form W-8BEN-E or (iii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date: [                ], 201[    ]

Exhibit J-4 - Page 1

SCHEDULE 1.02

APPROVED COUNTERPARTIES

Nothing to schedule.

Schedule 1.02 - Page 1

SCHEDULE 7.03

POST CLOSING CONSENTS

Nothing to schedule.

Schedule 7.03 - Page 1

SCHEDULE 7.05

LITIGATION

Nothing to schedule.

Schedule 7.05 - Page 1

SCHEDULE 7.15

SUBSIDIARIES AND PARTNERSHIPS

Guarantors and Restricted Subsidiaries:

1. Hicks Acquisition Company I, Inc., a Delaware corporation, wholly owned by Resolute Energy Corporation

2. Resolute Aneth, LLC, a Delaware limited liability company, owned by Resolute Energy Corporation and Hicks Acquisition Company I, Inc.

3. Resolute Natural Resources Company, LLC, a Delaware limited liability company, owned by Resolute Energy Corporation

4. Resolute Wyoming, Inc., a Delaware corporation, wholly owned by Resolute Energy Corporation

5. BWNR, LLC, a Delaware limited liability company, wholly owned by Resolute Energy Corporation

6. WYNR, LLC, a Delaware limited liability company, wholly owned by Resolute Energy Corporation

7. Resolute Northern Rockies, LLC, a Delaware limited liability company, wholly owned by Resolute Energy Corporation

8. Resolute Natural Resources Southwest, LLC, a Delaware limited liability company, wholly owned by Resolute Energy Corporation

Unrestricted Subsidiaries:

None.

Schedule 7.15 - Page 1

SCHEDULE 7.16

JURISDICTIONS OF ORGANIZATION AND ORGANIZATION NUMBERS

Jurisdiction	Name	Organization No.
Delaware	Hicks Acquisition Company I, Inc.	4307701
Delaware	Resolute Natural Resources Company, LLC	3756395
Delaware	Resolute Aneth, LLC	3879437
Delaware	BWNR, LLC	4018390
Delaware	WYNR, LLC	4020910
Delaware	Resolute Energy Corporation	4713678
Delaware	Resolute Wyoming, Inc.	3731787
Delaware	Resolute Northern Rockies, LLC	4792826
Delaware	Resolute Natural Resources Southwest, LLC	4968910

Schedule 7.16 - Page 1

SCHEDULE 7.17

PROPERTIES

Nothing to schedule.

Schedule 7.17 - Page 1

SCHEDULE 7.19

GAS IMBALANCES

Nothing to schedule.

Schedule 7.19 - Page 1

SCHEDULE 7.20

MARKETING CONTRACTS

Nothing to schedule.

Schedule 7.20 - Page 1

SCHEDULE 7.21

HEDGING AGREEMENTS

Resolute Energy Corporation Hedging Data

RESOLUTE ANETH, LLC – Derivative Contracts – Oil Swaps

Counterparty	Quantity (Bbl/d)	Term	Resolute Pays	Counterparty Pays
Bank of Montreal	1,000	Calendar year 2014	Market	$97.50
Citi Bank	1,500	Calendar year 2014	Market	$93.65
Wells Fargo	1,000	Calendar year 2014	Market	$95.05
Citi Bank	1,000	January 2015 - March 2015	Market	$91.98
Citi Bank	1,000	April 2015 - June 2015	Market	$89.89
Citi Bank	1,000	July 2015 - September 2015	Market	$88.37
Citi Bank	1,000	October 2015 - December 2015	Market	$86.93
Bank of Montreal	1,000	January 2015 - March 2015	Market	$91.97
Bank of Montreal	1,000	April 2015 - June 2015	Market	$89.89
Bank of Montreal	1,000	July 2015 - September 2015	Market	$88.11
Bank of Montreal	1,000	October 2015 - December 2015	Market	$86.70
Citi Bank	1,000	January 2015 - March 2015	Market	$91.51
Citi Bank	1,000	April 2015 - June 2015	Market	$89.40
Citi Bank	1,000	July 2015 - September 2015	Market	$87.70
Citi Bank	1,000	October 2015 - December 2015	Market	$86.30
Wells Fargo	1,000	January 2015 - March 2015	Market	$90.57
Citi Bank	1,000	April 2015 - June 2015	Market	$90.05
Citi Bank	1,000	July 2015 - December 2015	Market	$86.93
Bank of Montreal	100	January 2015 - March 2015	Market	$91.06
Bank of Montreal	100	April 2015 - June 2015	Market	$89.29
Bank of Montreal	100	July 2015 - September 2015	Market	$87.66
Bank of Montreal	100	October 2015 - December 2015	Market	$86.45
Comerica	1,500	Calendar year 2015	Market	$81.00
Comerica	1,000	Calendar year 2016	Market	$80.60
Comerica	1,000	Calendar year 2016	Market	$80.90
Comerica	1,500	Calendar year 2016	Market	$80.12

RESOLUTE ENERGY CORPORATION – Derivative Contracts – Oil Swaps

Counterparty	Quantity (Bbl/d)	Term	Resolute Pays	Counterparty Pays
ING	1,000	Calendar year 2016	Market	$80.58
ING	1,000	Calendar year 2016	Market	$80.40
ING	1,000	Calendar year 2016	Market	$80.10

RESOLUTE ANETH, LLC – Derivative Contracts – Two Way Oil Collars

Counterparty	Quantity (Bbl/d)	Term	Floor Price	Ceiling Price
Bank of Montreal	750	Calendar year 2014	$60.00	$110.00
Citi Bank	750	Calendar year 2014	$70.00	$110.00
Citi Bank	1,000	Calendar year 2015	$84.17	$92.10

Schedule 7.21 – Page 1

RESOLUTE ANETH, LLC – Derivative Contracts – Three Way Oil Collars

Counterparty	Quantity (Bbl/d)	Term	Short Put Price	Floor Price	Ceiling Price
Comerica	1,000	Calendar year 2014	$70.00	$80.00	$95.00
Deutsche Bank AG	1,000	Calendar year 2014	$70.00	$90.00	$106.65
Bank of Montreal	1,200	Calendar year 2014	$70.00	$85.00	$97.00

RESOLUTE ANETH, LLC – Derivative Contracts – Three Way Gas Collars

Counterparty	Quantity (MMBtu/d)	Term	Short Put Price	Floor Price	Ceiling Price
Comerica	5,000	January 2015 - March 2015	$3.75	$4.50	$5.55

RESOLUTE ANETH, LLC – Derivative Contracts – Call Options

Counterparty	Quantity (Bbl/d)	Term	Bought Call Price	Sold Call Price
Citi Bank	1,500	Calendar year 2014	$110.00
Wells Fargo	1,000	Calendar year 2014	$106.65

RESOLUTE ANETH, LLC – Derivative Contracts – Put Options

Counterparty	Quantity (Bbl/d)	Term	Bought Put Price	Sold Put Price
Citi Bank	750	Calendar year 2014		$70.00
Citi Bank	750	Calendar year 2014		$60.00
Wells Fargo	1,000	Calendar year 2014		$80.00
Comerica	2,000	August 2014 - December 2014	$96.00

RESOLUTE WYOMING, INC. & RESOLUTE ANETH, LLC – Derivative Contracts – Gas Swaps

Counterparty	Quantity (MMBtu/d)	Term	Resolute Pays	Counterparty Pays
Comerica	5,000	Calendar year 2014	Henry Hub	$4.165

RESOLUTE ENERGY CORPORATION – Derivative Contracts – Gas Swaps

Counterparty	Quantity (MMBtu/d)	Term	Resolute Pays	Counterparty Pays	Option - Sold Put Price
ING	3,800	January 2015 - March 2015	Henry Hub	$4.237
ING	8,800	April 2015 - December 2015	Henry Hub	$3.934	$3.250

RESOLUTE WYOMING, INC. – Derivative Contracts – Basis Swaps

Counterparty	Quantity (MMBtu/d)	Term	Resolute Pays	Counterparty Pays
Bank of Montreal	1,000	Calendar year 2014	CIG	Hentry Hub - $0.590

Exhibit H – Page 2

SCHEDULE 9.05

INVESTMENTS

Nothing to disclose.

Schedule 9.05 – Page 1